UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Designer Brands Inc.
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April 9, 2021

Dear Designer Brands Shareholder:

You are cordially invited to attend the 2021 Annual Meeting of Shareholders of Designer Brands Inc., at 11:00 a.m. Eastern Time on May 27, 2021. This year, in light of the continuing impact of the COVID-19 pandemic, and to support the well-being of our associates and shareholders, the Annual Meeting will again be held in a virtual-only format. All holders of shares of our outstanding common stock as of the close of business on April 1, 2021 are entitled to vote at the meeting. Details of the business to be conducted at the meeting are given in the Notice of 2021 Annual Meeting of Shareholders and the Proxy Statement, which are included on the following pages. Instructions for accessing the virtual meeting webcast online are also included in the Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting virtually, please vote as soon as possible. As an alternative to voting during the annual meeting, you may vote in advance via the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure you have a say on the important issues to be voted on at the annual meeting.

We appreciate your support of Designer Brands Inc.

Roger L. Rawlins
Chief Executive Officer

i

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS DESIGNER BRANDS INC.

810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100

Meeting Date and Time Thursday, May 27, 2021 at 11:00 a.m. Eastern Time

Meeting Location
Due to concerns relating to the coronavirus pandemic (COVID-19), and to support the health and well-being of our shareholders and employees, Designer Brands Inc. will have a virtual-only annual shareholders’ meeting in 2021, conducted exclusively via live audio cast at www.virtualshareholdermeeting.com/DBI2021. There will not be a physical location for our 2021 Annual Meeting of Shareholders (our “2021 Annual Meeting”), and you will not be able to attend the meeting in person. See below for important information.

April 9, 2021
To Our Shareholders:
Designer Brands Inc. (the “Company”) will hold our 2021 Annual Meeting on May 27, 2021, at 11:00 a.m., Eastern Time. Shareholders will be asked to vote upon the following proposals:

Agenda		Board’s Voting Recommendation
Proposal 1	To elect four Class II directors, each to serve until the 2024 Annual Meeting of Shareholders and until their successors are duly elected and qualified;	✓ FOR each director nominee
Proposal 2	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2022; and	✓ FOR
Proposal 3	To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers in fiscal 2020, as reported in this proxy statement.	✓ FOR
In addition, we will transact such other business as may properly come before the 2021 Annual Meeting or any adjournment, continuation, or postponement thereof.
Who Can Vote: Only the holders of record of our Class A and Class B Common Shares at the close of business on April 1, 2021, our record date for the 2021 Annual Meeting of Shareholders, are entitled to notice of and to vote at the 2021 Annual Meeting. Each shareholder is entitled to one vote for each Class A Common Share held as of the record date, and eight votes for each Class B Common Share held as of the record date.
How to Virtually Attend the Virtual 2021 Annual Meeting: To be virtually admitted to the 2021 Annual Meeting at www.virtualshareholdermeeting.com/DBI2021, you must enter the control number on your proxy card, voting instruction form or Notice of Internet Availability you previously received. Whether or not you plan to virtually attend the 2021 Annual Meeting, we encourage you to vote and submit your proxy in advance of the 2021 Annual Meeting by one of the methods described below. You may also vote online and examine our shareholder list during the 2021 Annual Meeting by following the instructions provided on the meeting website during the 2021 Annual Meeting. To vote online during the meeting, visit www.virtualshareholdermeeting.com/DBI2021. For more information, please see page 66.
IMPORTANT VOTING INFORMATION:

We will provide the Notice of Internet Availability, electronic delivery of the 2021 Proxy Statement, the 2020 Annual Report on Form 10-K and a proxy card to shareholders beginning on or about April 9, 2021.
Please carefully review the proxy materials and follow the instructions below to cast your vote. For more information regarding voting at the virtual 2021 Annual Meeting, please see page 66.

HOW TO VOTE

Registered Shareholders
If you hold shares through the Company’s transfer agent, Computershare Limited, please use one of the following options to vote by 11:59 p.m., Eastern Time on May 26, 2021:

• By Internet — www.proxyvote.com
• By Telephone — 800.690.6903 (dial toll-free 24/7)
• By Mail — If you received a proxy card by mail, please mark, date, sign and return it in the postage-paid envelope furnished for that purpose.

Beneficial Owners
If you hold shares through your bank or brokerage account (i.e., in “street name”), please use one of the following options to vote by 11:59 p.m., Eastern Time on May 26, 2021:

• By Internet — www.proxyvote.com
• By Telephone — 800.690.6903 (dial toll-free 24/7)
• By Mail — If you received a voting instruction form by mail, please mark, date, sign and return it in the postage-paid envelope furnished for that purpose.

YOUR VOTE IS IMPORTANT
Please consider the issues presented in this proxy statement and vote your shares, by Internet or telephone, or sign, date and return your proxy card, as promptly as possible.

Important notice regarding the availability of proxy materials for the
2021 Annual Meeting of Shareholders to be held on May 27, 2021:

This Notice of Annual Meeting, the accompanying Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended January 30, 2021 are all available at www.proxyvote.com.

PROXY STATEMENT SUMMARY

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Designer Brands Inc., an Ohio corporation, for use at the 2021 Annual Meeting of Shareholders to be held on May 27, 2021, at 11:00 a.m., Eastern Time via live audio cast at www.virtualshareholdermeeting.com/DBI2021. It is first being mailed to the shareholders on or about April 9, 2021. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting. (“We,” “our,” “us,” “Designer Brands,” “DBI,” and the “Company” refer to Designer Brands Inc.)

DESIGNER BRANDS INC. 2021 ANNUAL MEETING OF THE SHAREHOLDERS
Á	TIME AND DATE May 27, 2021 11:00 a.m., Eastern Time	PLACE Virtual-only meeting via live audio cast, accessible at: www.virtualshareholdermeeting.com/DBI2021	!	RECORD DATE April 1, 2021

HOW TO ATTEND

:
To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/DBI2021 and enter the 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

HOW TO VOTE

)	:	*	_
BY TELEPHONE	BY INTERNET	BY MAIL	VIRTUALLY
Call toll-free 24/7 1.800.690.6903	Visit 24/7 www.proxyvote.com	Complete, date, and sign your proxy card and send by mail in the enclosed postage-paid envelope	Virtually attend the annual meeting as an authenticated shareholder and cast your ballot online during the virtual meeting

PROPOSALS REQUIRING YOUR VOTE
Your vote is very important to us and our business. Please cast your vote immediately on all of the proposals to ensure that your shares are represented.

Board Recommendation
PROPOSAL 1 — Election of Class II Directors	FOR
The four Class II director nominees possess the necessary qualifications and range of experience and expertise to provide effective oversight and advice to management.

PROPOSAL 2 — Ratification of Appointment of Deloitte & Touche LLP	FOR
The Audit Committee approved the retention of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2021. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of the independent auditor.

PROPOSAL 3 — Advisory Approval of Named Executive Officer Compensation	FOR
The Company’s executive compensation program is designed to create a direct linkage between shareholders’ interests and management, with incentives specifically tailored to the achievement of short- and long-term goals.

BOARD OF DIRECTORS
The following table provides summary information about each director currently serving on our Board of Directors (“Board”). Our Board is divided into three classes and is currently composed of two directors in Class I, four directors in Class II, and four directors in Class III. Directors serve for three-year terms with one class of directors elected by our shareholders at each annual meeting.

Name	Age	Director Since	Occupation	Independent	Current Committee Memberships
Class I – Term Expires 2023
Harvey L. Sonnenberg	79	2005	Former Partner of Weiser, LLC	Yes	•AC† •TC
Allan J. Tanenbaum	74	2005	Of Counsel of Taylor English Duma, LLC	Yes	•AC •NCGC
Class II – Term Expires 2021
Peter S. Cobb	63	2017	Founder and Former Executive Vice President of eBags	Yes	•NCGC† •CC •TC
Jay L. Schottenstein*	66	2005	Chief Executive Officer of American Eagle Outfitters, Inc.	—	—
Roger L. Rawlins	54	2016	Chief Executive Officer of Designer Brands Inc.	—	—
Joanne Zaiac	59	2016	Former Chief Client Officer of Dentsu Aegis Network	Yes	•CC •TC
Class III – Term Expires 2022
Elaine J. Eisenman	72	2008	Managing Director of Saeje Advisors	Yes	•CC† •AC
Joanna T. Lau	62	2008	Chief Executive Officer of Lau Technologies	Yes	•TC† •CC •NCGC
Joseph A. Schottenstein	41	2012	Chief Operating Officer and Executive Vice President of Acquisitions and Leasing at Schottenstein Property Group (SPG) and Schottenstein Realty, LLC	—	—
Ekta Singh-Bushell	49	2018	Former Chief Operating Officer, Executive Office, at the Federal Reserve Bank of New York	Yes	•AC •NCGC

*	Executive Chairman of the Board
AC	Audit Committee
CC	Compensation Committee
NCGC	Nominating and Corporate Governance Committee
TC	Technology Committee
†	Committee Chair

Snapshot of Certain Board Characteristics
Summary of Director Skills
Our directors bring to our Board a wide variety of skills, qualifications, and viewpoints that strengthen the Board’s ability to carry out its oversight role on behalf of our shareholders. The table below is a summary of the range of skills and experiences that each director brings to the Board, and which we find to be relevant to our business. Because it is a summary, it does not include all of the skills, experiences, and qualifications that each director offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a director does not possess it. All of our directors exhibit high integrity, an appreciation for diversity of background and thought, innovative thinking, a proven record of success, and deep knowledge of corporate governance requirements and best practices.

Attributes, Experience, and Skills
Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Retail Industry Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Expertise	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Audit Committee Financial Expert	✓									✓
International Experience			✓	✓	✓	✓	✓	✓	✓	✓
Marketing and Consumer Insight		✓	✓	✓	✓	✓	✓		✓
Technology and Digital Expertise			✓	✓	✓	✓		✓		✓
Strategic Growth and Business Development Expertise		✓	✓	✓	✓	✓	✓	✓	✓	✓

Human Capital/Talent Management Experience		✓	✓	✓	✓	✓	✓	✓		✓
Risk Management Expertise	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance Expertise	✓	✓	✓	✓	✓		✓	✓		✓
Real Estate Experience	✓	✓	✓	✓	✓				✓	✓
Mergers & Acquisitions Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Crisis Management Experience		✓		✓	✓		✓			✓
Corporate Social Responsibility Experience		✓		✓			✓			✓
Other Public Company Board Experience	✓	✓		✓			✓	✓		✓

Corporate Governance Highlights
The Board remains committed to strong corporate governance and the protection of long-term shareholder value. Please see “Other Director Information, Board Committees, and Corporate Governance Information” beginning on page 16 for a description of our corporate governance practices. These include, but are not limited to:
•Separate CEO and executive chairman roles
•More than two-thirds of the Board is composed of independent directors
•Majority voting in director elections
•100% independent committee members
•Robust Board evaluation process
•Annual Say-on-Pay Vote
•Stock ownership guidelines for directors and officers
•Board risk oversight
•Independent directors meet without management present
•Anti-hedging and anti-pledging policy
•Code of Conduct for directors, officers, and employees
•Periodic review of committee charters and governance policies

Environmental, Social, and Corporate Governance (ESG)
The Company is committed to good corporate citizenship. Not only do we strive to create positive impacts within our organization, but we aim to better the communities in which we conduct business. Consistent with our core values of Passion, Accountability, Humility, and Collaboration, we continued to focus on sustainability, philanthropy, and associate engagement during fiscal 2020. Please see “Environmental, Social, and Corporate Governance” beginning on page 23 for a description of our ESG practices. These include, but are not limited to:

Sustainability	Charitable Giving & Volunteering	Human Capital Management
We strive to make sustainable and responsible decisions every day —from energy use and waste to materials and suppliers.	We aim to strengthen our local communities through financial support, community engagement, and volunteer service.	One of our core strategies is to invest in and support our associates to differentiate our products and experiences in the competitive footwear market.

Highlights and Key Partnerships

•4 million pairs of shoes donated •3.7 million shoes diverted from landfills
•Hired a new director of diversity and inclusion
•Perfect score on the Human Rights Campaign’s Corporate Equality Index
•HRC’S Best Places to Work for LGBT Equality Index
•Named Forbes’ “America’s Best Employers for Diversity” List in 2020

DBI SUSTAINABILITY
•Since 2010, reduced energy consumption by 15-17% in stores through our energy management system
•Almost all fixtures needed in 2021 are expected to be composed predominately of salvaged fixtures
•As of March 2021, 38% of our stores have implemented LED lights for an average reduction in energy consumption of about 46%

Impact of COVID-19
The COVID-19 pandemic occurred suddenly and without warning in the U.S. in March 2020, changing the economic landscape of the country in general, and the retail industry in particular. Designer Brands was required to close all stores on March 18, 2020 and many stores remained closed for months. These closures resulted in a material decrease in our stores’ revenue, while the Company still incurred ongoing operating expenses, which created a liquidity challenge. When stores reopened again, sales continued to be negatively impacted by reduced store traffic. Leadership took bold actions to sustain the business during the shutdown and position the Company to successfully re-open in a new and unpredictable environment. Following the easing of stay-at-home orders and other state-imposed restrictions on non-essential businesses during the second quarter and into the third quarter of fiscal 2020, we re-opened all of our stores, discontinued the furlough program, and restored pay for all associates that had taken pay reductions.

Compensation Highlights
Our executive compensation policies and practices reinforce our pay for performance philosophy and align with sound governance principles and shareholder interests.

Objectives
Attract and retain highly-qualified, experienced executives who can make significant contributions to our long-term business success.	Reward executives for achieving business goals and delivering strong performance.	Align executive incentives with shareholder value creation.

2020 Say-On-Pay
Over 99% of our shareholders voting on the 2020 Say-on-Pay proposal approved the compensation of our named executive officers.

What We Do	What We Don’t Do
✓ Emphasis on “at-risk” pay: Heavily weigh at-risk over fixed pay, with significant portion of NEOs’ collective fiscal 2020 target compensation considered to be “at-risk.”	X We don’t guarantee annual salary increases or guarantee bonuses.
✓ Retain meaningful stock ownership guidelines: Ownership guidelines align executives’ interests with those of shareholders.	X We don’t count pledged shares toward stock ownership guidelines.
✓ Mitigate undue risk: We use caps on potential bonus payments, have a clawback policy applicable to compensation granted under our LTI plan, and maintain active oversight and risk management systems to mitigate risks.
X We don’t set metrics that the Committee believes would create undue risk.
✓ Independent executive compensation consultant: The Committee retains an independent compensation consultant on matters surrounding executive and non-employee director pay and governance.	X We don’t grant stock options with an exercise price below 100% fair market value.
✓ Apply conservative post-employment and change-in-control provisions: Executive officers are subject to the same provisions as the rest of the employee population that participates in long-term incentives.

X We don’t provide supplemental executive retirement plans or other retirement benefits to NEOs, other than a tax-qualified 401(k) plan available to all employees and a deferred compensation plan available to highly compensated employees.

✓ Restrict pledging activity: All executive officers are subject to pre-clearance requirements and restrictions.
X We don’t permit hedging or short-sale transactions. All executive officers, Board members, and associates are prohibited from using financial instruments designed to hedge or offset a decrease in market value of DBI stock.

✓ Receive strong shareholder support: Each year that we have held a “say-on-pay” advisory vote, more than 95% of the votes cast on the matter have been in favor of our compensation programs.	X We don’t include favorable impact from changes in tax law or stock buybacks when determining actual performance against financial measures in incentive plans, where applicable.
✓ Regularly review share utilization: Management and the Board regularly evaluate share utilization levels by reviewing cost and the dilutive impact of stock compensation.	X We don’t reprice underwater stock options.
✓ Limited perquisites: During fiscal 2020, perquisites were limited to security arrangements for Mr. Schottenstein.	X We don’t gross up taxes for perquisites or benefits, except in the case of standard relocation benefits. We don’t gross up for excise taxes upon a change-in-control.

We pay for performance. To incentivize our executive team to achieve our short- and long-term goals, we allocate total direct compensation (salary, short- and long-term incentives) to achieve (and pay for) superior performance. To this end, the total direct compensation of our named executive officers is allocated as follows among pay elements:

DESIGNER BRANDS INC.
810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100
PROXY STATEMENT
This proxy statement is provided in connection with the solicitation on behalf of our Board of Directors (the “Board”) for proxies to be voted at our 2021 Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Time, on Thursday, May 27, 2021, and any postponements, continuations, or adjournments thereof (the “2021 Annual Meeting”). The 2021 Annual Meeting will be a virtual only meeting. Shareholders may participate online by logging onto www.virtualshareholdermeeting.com/DBI2021. There will not be a physical meeting location, and you will not be able to attend the meeting in person. Please see page 66 for important information. This proxy statement, including the Notice of Annual Meeting, is being made available electronically (or is first being mailed to shareholders) on or about April 9, 2021.
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. If your shares are registered directly in your name with our transfer agent, Computershare Limited (“Computershare”), then you are considered a registered shareholder with respect to those shares. If you hold your shares through an intermediary, such as a bank or broker, then you are considered the beneficial holder of those shares. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials, at no charge. Instructions on how to access the proxy materials via the Internet or to request a printed copy may be found on the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice.
We have two classes of securities outstanding and entitled to vote at the 2021 Annual Meeting: our Class A Common Shares, no par value, and our Class B Common Shares, no par value (together, the “Common Shares”). Only shareholders of record at the close of business on April 1, 2021, our record date for the 2021 Annual Meeting, are entitled to notice of and to vote at the 2021 Annual Meeting or any adjournments, continuations, or postponements thereof. The total number of outstanding Class A Common Shares entitled to vote at the 2021 Annual Meeting is 64,780,833 and the total number of Class B Common Shares entitled to vote at the meeting is 7,732,786. Each outstanding Class A Common Share is entitled to one vote with respect to each matter to be voted on at the meeting and each outstanding Class B Common Share is entitled to eight votes with respect to each matter to be voted on at the meeting. Class A Common Shares and Class B Common Shares vote together as a single class with respect to all matters submitted to a vote of shareholders.
Without affecting any vote previously taken, a proxy may be revoked by a shareholder by giving a written notice of revocation to us in writing (Designer Brands Inc., 810 DSW Drive, Columbus, Ohio 43219, Attention: Corporate Secretary). A holder of record may also revoke or change his or her vote by executing and returning to us a later-dated proxy or by virtually attending the 2021 Annual Meeting and voting online during the meeting. If your Common Shares are held in street name, you must follow the instructions of your broker, bank, or other nominee to revoke your voting instructions.
All properly executed proxies received by the Board will be voted as directed by the shareholder. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the election of the Class II director nominees listed below under “Proposal 1 — Election of Directors,” “FOR” “Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm,” and “FOR” “Proposal 3 — Advisory Vote on the Compensation of Named Executive Officers,” and in the discretion of the named proxies on any other business properly brought before the 2021 Annual Meeting.
The presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the 2021 Annual Meeting. Abstentions, votes to withhold and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial holders and are not permitted to vote on the matter without voting instructions. If a broker does not receive voting instructions, the broker may vote those shares only on matters deemed “routine” by the New York Stock Exchange (the “NYSE”). Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm is deemed a “routine” matter. On non-routine matters, such as the election of directors and the advisory vote on executive compensation, brokers cannot vote unless they receive voting instructions from beneficial holders.
Solicitation of proxies may be made by mail, personal interview and by telephone by our officers, directors, and regular employees. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board currently consists of ten members and is divided into three classes, designated as Class I, Class II, and Class III. The members of the three classes are elected to serve for staggered terms of three years. Pursuant to Article II, Section 2.02 of our Amended and Restated Code of Regulations (the “Code of Regulations”), the number of directors constituting each class will, as nearly as practicable, be equal.
At the 2021 Annual Meeting, four Class II directors are nominated for election on the Board, each as a Class II director with a term to expire at the 2024 annual meeting of shareholders. Each of the nominees for director currently serves as a director of the Company.
We are committed to strong corporate governance, and our Board regularly reviews our governance structure, including our classified board structure. Our Amended and Restated Articles of Incorporation (the “Articles”) divides our Board into three classes, with each class elected to serve a three-year term. As a result, at each annual meeting of shareholders, approximately one-third of our directors are elected to serve for a three-year term. Our Board has periodically considered the continued appropriateness of this classified board structure and believes that our classified board structure provides important benefits, including:
•Promoting Stability and Continuity. Our classified board structure enhances stability and continuity of leadership because our Board will always include directors with prior experience with our operating and regulatory environment, business, strategic goals, competition, trends, and risks. We believe that these experienced directors help our Board maintain a long-term perspective, leading to decisions that are both in the long-term interests of our company and our shareholders and responsive to short-term needs and objectives.
•Maximizing Shareholder Value. We believe that a classified board enhances our ability to achieve value for our shareholders in the event of an unsolicited takeover. Without a classified board, a potential acquirer could gain control of our Board at a single annual meeting by replacing a majority of directors with its own nominees without paying a premium to our shareholders.
•Enhancing Director Independence. We believe that a classified board with three-year terms enhances non-management directors’ independence from special interest groups or other parties whose goals may not be in the best interests of all of our shareholders.
The names and ages of the “Nominees” and the “Continuing Directors,” their principal occupations during the past five years, and certain other information regarding our directors are provided below.

Class II Director Nominees for a Term to Expire in 2024:

Name	Age	Our Directors and Their Positions with Designer Brands Inc. / Principal Occupations / Business Experience	Director Since	Committees
Peter S. Cobb*	63
Mr. Cobb co-founded eBags in 1998, which grew to become the largest online retailer of luggage, handbags, backpacks, and travel products. Prior to its acquisition by Samsonite International S.A. (Samsonite) in 2017, Mr. Cobb served as Executive Vice President and a member of the Board of Directors of eBags. In 2003, Mr. Cobb co-founded 6pm.com, a full-scale footwear and accessories retail website that was subsequently acquired by Zappos.com. From 1990 to 1996, Mr. Cobb was Director of Marketing at Samsonite International S.A. From 1984 to 1990, Mr. Cobb was the Director of Marketing at Ben Hogan Golf. Mr. Cobb previously served on the board of directors at the National Retail Federation and as the Chairman of Shop.org. Since 2016, Mr. Cobb has served on the Advisory Board of PayPal Holdings Inc. (“PayPal”), where he provides guidance to PayPal, Venmo LLC, and Braintree Payment Solutions LLC, the leading global payments platform supporting online money transfers. Additionally, Mr. Cobb is a frequent speaker on trends in the retail industry. Mr. Cobb is an accomplished executive who brings over 33 years of experience in digital marketing, business development, and merchandising to the Board.
			2017	NCGC ** CC TC
Jay L. Schottenstein	66
Mr. Schottenstein has served as our Executive Chairman of the Board of Directors since March 2005. Mr. Schottenstein previously served as our Chief Executive Officer from March 2005 to April 2009. Mr. Schottenstein currently serves as Chairman of the Board of Directors of Schottenstein Realty, LLC. Mr. Schottenstein also currently serves as Chief Executive Officer of American Eagle Outfitters, Inc. (NYSE: AEO) (American Eagle). He has been Executive Chairman or Chairman of the Board of Directors of American Eagle since March 1992, and has been a director of American Eagle since 1992. Mr. Schottenstein has served as Chairman of the Board of Directors of Schottenstein Stores Corporation (SSC), our affiliate, since March 1992. He also served in various capacities, such as Chairman of the Board of Directors, Chief Executive Officer, Vice Chairman, director and various executive capacities at SSC and Retail Ventures, Inc. since 1976. Mr. Schottenstein also serves as the manager of Schottenstein RVI, LLC, our affiliate. Mr. Schottenstein has also served as a member of the Board of Directors for Albertsons Investor Holdings LLC (Albertsons/Safeway) since 2006. Mr. Schottenstein’s extensive experience as a chairman and Chief Executive Officer of numerous companies brings strong leadership skills to our Board. Additionally, Mr. Schottenstein’s tenure with the Company provides the Board with valuable institutional knowledge.
			2005	-
Roger L. Rawlins	54	Mr. Rawlins has served as our Chief Executive Officer since January 2016. Prior to his appointment, Mr. Rawlins held the position of Executive Vice President and Chief Innovation Officer of the Company since February 2015. From January 2014 to January 2015, he served as our Executive Vice President, Omni Channel. From 2009 to 2013, Mr. Rawlins served as Senior Vice President and General Manager of DSW.com. Mr. Rawlins joined the Company in 2006 as Vice President, Finance and Controller. Prior to joining us, Mr. Rawlins served as Chief Financial Officer of HER Real Living from April 2001 to April 2006. From 1990 to 2001, Mr. Rawlins held several leadership roles within L Brands, Inc. (formerly known as Limited Brands, Inc.), including Controller of Express, Inc. from 1998 to 2001. Prior to serving in that capacity, Mr. Rawlins was in the practice of public accounting with Arthur Andersen & Company. Mr. Rawlins brings strong leadership abilities and in-depth retail knowledge to the Board.	2016	-

Joanne Zaiac*	59
Ms. Zaiac served in several Client leadership roles at Dentsu International from October 2017 to January 2021. She was Chief Client Officer from January 2020 to January 2021 and Client Development Officer from March 2019 to December 2019 for Dentsu International. Between October 2017 and March 2019, Ms. Zaiac was Chief Client Officer and Executive Vice President of Merkle Inc., a global data driven, technology-enabled performance marketing agency part of Dentsu International. Prior to that, Ms. Zaiac was the Chief Operating Officer of Digitas North America, a leading global digital advertising agency, until October 2017. Ms. Zaiac also served as President of Digitas New York region from 1999 to 2016. From 1985 to 1999, Ms. Zaiac was Executive Vice President and Senior Vice President at Wunderman Worldwide/Young & Rubicam. Ms. Zaiac brings a depth of brand-building, marketing expertise, digital media, consumer insights, and leadership and talent development to the Board.
		2016	CC TC

Continuing Class I Directors for a Term to Expire in 2023:

Name	Age	Our Directors and Their Positions with Designer Brands Inc. / Principal Occupations / Business Experience	Director Since	Committees
Harvey L. Sonnenberg*	79
Mr. Sonnenberg was a partner in the certified public accounting firm Weiser, LLP from 1994 to 2009 and currently serves as an advisor to that firm. Mr. Sonnenberg served in the United States Army and National Guard from 1964 to 1970. In addition, Mr. Sonnenberg has been active in a number of professional organizations, including the American Institute of Certified Public Accountants, where he served as a member of Council, and the New York State Society of Certified Public Accountants, where he served as Vice President and as Chairman of numerous committees, including the Retail Accounting Committee, and has long been involved in rendering audit, accounting, and consulting services to the retail, apparel, and consumer products industries. Mr. Sonnenberg was a director of Retail Ventures, Inc. from 2001 until May 2011. Mr. Sonnenberg is a certified public accountant and was the partner-in-charge of his firm’s Sarbanes-Oxley and Corporate Governance practice. Mr. Sonnenberg’s strong accounting background and his deep knowledge of the changing retail environment and its impact on our Company provide significant accounting and related financial management experience to the Board.
			2005	AC ** TC
Allan J. Tanenbaum*	74
Mr. Tanenbaum has been Of Counsel to Taylor English Duma, LLC, an Atlanta-based law firm, since September 2014, and General Counsel and Managing Partner of Equicorp Partners, LLC, an Atlanta-based private investment and advisory firm, since January 2006. From February 2001 to December 2005, Mr. Tanenbaum served as Senior Vice President, General Counsel and Corporate Secretary for AFC Enterprises, Inc., a franchisor and operator of quick-service restaurants. From June 1996 to February 2001, Mr. Tanenbaum was a shareholder in Cohen Pollock Merlin Axelrod & Tanenbaum, P.C., an Atlanta-based law firm, where he represented corporate clients in connection with mergers and acquisitions and other commercial transactions. Mr. Tanenbaum has been a member of the board of directors of Medallion Financial Corporation (Nasdaq: MFIN), since October 2017, and currently serves as Chair of its nominating and governance committee and Chair of its compensation committee. With his legal background and service as general counsel of a public company, Mr. Tanenbaum brings valuable board governance experience to our Board.
			2005	NCGC AC

Continuing Class III Directors for a Term to Expire in 2022:

Name	Age	Our Directors and Their Positions with Designer Brands Inc. / Principal Occupations / Business Experience	Director Since	Committees
Elaine J. Eisenman*	72
Since August 2016, Dr. Eisenman has served as Managing Director of Saeje Advisors LLC, an advisory firm for high-growth companies. In this role, Dr. Eisenman provides strategic advisory services to companies from a wide variety of industries and global locations. From July 2005 through August 2016, Dr. Eisenman served as Dean of Executive and Enterprise Education at Babson College. Prior to that, in 2004 and 2005, she served as Senior Vice President of Human Resources and Administration of The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE). Dr. Eisenman has also held senior executive positions at American Express Company, between 1995 and 1998, Enhance Financial Services Co., between 1999 and 2003, and private companies such as PDI International, a global consulting firm, between 1990 and 1995. Dr. Eisenman serves as the President of the New England chapter of the Private Directors Association, a national firm focused on creating governance excellence for private company boards. Dr. Eisenman is also a founding member, advisory board member and Co-Chair of the Boston chapter of the Women Corporate Directors Foundation, the preeminent global organization for women who sit on public boards. Dr. Eisenman previously served on the board and as Chairperson of the compensation committee of Harvard Vanguard Medical Associates. With a background in human resources, a deep expertise in executive selection, compensation, and succession planning, and experience consulting with many companies and boards regarding executive succession as well as the selection and successful integration of their key executives, Dr. Eisenman brings valuable experience to our Board and Compensation Committee.
			2008	CC ** AC
Joanna T. Lau*	62
Ms. Lau currently serves as Chief Executive Officer of Lau Technologies Inc., an executive consulting and investment company focused on providing debt and equity financing and consulting to mid-range companies. Ms. Lau founded Lau Technologies Inc. in 1990 and has been responsible for managing all aspects of the company from financing growth to the quality of the performance of the products previously sold by the company. Ms. Lau held leadership positions with Digital Equipment Corporation and General Electric Company before founding Lau Technologies Inc. In 2019, Ms. Lau joined the board of trustees of RPT Realty (NYSE: RPT), where she serves as the Chair of the audit committee and member of the nominating and governance committee. Ms. Lau also served on the board of directors of ITT Education Services, Inc. until 2016, and she served on the board of directors of TD Banknorth, Inc. until 2007. Additionally, Ms. Lau has experience in mergers, acquisitions and debt financing. She also provides expertise in biometric security and software industries. Ms. Lau brings a strong background in technology, strategic operations, and executive leadership to our Board.
			2008	TC ** NCGC CC
Joseph A. Schottenstein	41
Mr. Schottenstein is a director, Chief Operating Officer, and Executive Vice President of Acquisitions and Leasing at Schottenstein Property Group (SPG) and Schottenstein Realty, LLC. Mr. Schottenstein has held various positions with the Schottenstein family of companies and currently holds a position on the board of directors and as an Executive Vice President in Schottenstein Stores Corporation. Mr. Schottenstein is also involved in the management of Raconteur Fine Wines LLC dba Company Fine Wine. In addition, he holds a position on the board of directors of American Signature, Inc. Mr. Schottenstein assisted with special acquisitions for SPG from 2003 to 2006, served in the property management group of SPG from 2006 to 2008 and served as the Vice President of Leasing at SPG from 2008 through 2010. From June 2004 until joining SPG in 2006, Mr. Schottenstein served as the Co-Manager of Indigo Nation, LLC, a specialty denim retailer. Since its acquisition in 2013, Mr. Schottenstein has served on the board of directors and in an executive capacity of Mayacamas Vineyards, a Napa Valley winery. Mr. Schottenstein brings business expertise in real estate and business development to our Board.
			2012	—

Ekta Singh-Bushell*	49
Until 2017, Ms. Singh-Bushell served as Chief Operating Officer, Executive Office, at the Federal Reserve Bank of New York. Prior to that, between 1995 and 2015, she worked in multiple capacities at Ernst & Young LLP (EY) including Northeast Talent Advisory Leader, Global Information Security Officer, US Innovation and Digital Strategy leader, and Senior Managing Partner. Since June 2017, Ms. Singh-Bushell has served on the board of directors, the audit committee, and the nominating and governance committee of TTEC Holdings, Inc. (Nasdaq: TTEC), a global customer experience technology and services provider. She also has served as lead independent director on the board of directors, the audit risk and compliance committee, remuneration and the nominations committees of Datatec, Inc., a multinational information and communications technology solutions and services group, since June 2018. Furthermore, since October 2018, she has served on the board of directors, nominating and corporate governance committee, audit committee chair, and ESG committee of Net 1 UEPS Technologies, Inc. (Nasdaq: UEPS), a leading provider of transaction processing services, financial inclusion products and services and secure payment technology. Additionally, since May 2019, she has served on the board and compensation committee of Huron Consulting Group Inc. (Nasdaq: HURN), a global professional services firm. Ms. Singh-Bushell is an active CPA who brings over 25 years of global management, financial, accounting, digital and technology, cybersecurity, and risk operations experience to our Board. Ms. Singh-Bushell has prior and current experience working to help transform global companies, start-ups, and boards of directors in fintech, data, and B2B platforms.
		2018	NCGC AC
_________________________________________
*    Independent Directors under the rules of the NYSE and our Corporate Governance Principles.
** Committee Chair
Unless otherwise directed, the persons named in the proxy will vote the proxies “FOR” the election of the above-named nominees as Class II director nominees. While it is contemplated that all nominees will stand for election, in the event any person nominated fails to stand for election, the proxies will be voted for such other person or persons as may be designated by the directors. We have no reason to believe that any of the above-mentioned persons will not stand for election or serve as a director. Proxies cannot be voted for a greater number of persons than the number of nominees named herein.

Vote Required
Under Ohio law and our Code of Regulations, directors are elected by a plurality of the votes cast. This means that the nominees receiving the greatest number of votes voted “FOR” their election will be elected as directors. Withheld and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

Your Board of Directors unanimously recommends a vote “FOR” each of the Class II director nominees.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Our executive officers are appointed annually by our Board and serve at the pleasure of the Board. In addition to Jay Schottenstein and Roger Rawlins, whose information is provided above under “Proposal 1 — Election of Directors,” the following individuals are our executive officers.
Drew T. Domecq, age 47, has served as our Executive Vice President and Chief Information Officer since February 2019. From April 2018 to February 2019, he was our Senior Vice President and Chief Information Officer. Prior to joining Designer Brands Inc., Mr. Domecq was Chief Information Officer at Bob Evans Restaurants, Inc. from 2016 to 2018. Prior to that, he was Vice President of Technology Solutions at The Wendy’s Company from 2013 to 2016. In addition, Mr. Domecq has held leadership positions in the IT teams at Safelite and Qwest Communications and has experience as a consultant and entrepreneur.
Deborah L. Ferrée, age 67, has served as our President since February 2019 and as Vice Chair since January 2006. Ms. Ferrée joined us in November 1997. She served as Vice Chair and Chief Merchandising Officer from January 2006 until February 2019. She served as our President and Chief Merchandising Officer from November 2004 until January 2006. From March 2002 until November 2004, she served as Executive Vice President and Chief Merchandising Officer. Prior to that, she served as Senior Vice President of Merchandising beginning in September 2000, and Vice President of Merchandising beginning in October 1997. Prior to joining us, Ms. Ferrée worked in the retail industry for more than 20 years in various positions, including serving as Divisional Merchandising Manager of Shoes, Accessories and Intimate Apparel for Harris Department Store, women’s buyer for Ross Stores, and Divisional Merchandise Manager of the May Company.
William L. Jordan, age 49, has served as our Executive Vice President and Chief Growth Officer since February 2020. From February 2019 until February 2020, he served as our Executive Vice President of Designer Brands Inc. and President of DSW Shoe Warehouse, Inc., our wholly-owned subsidiary. From May 2018 to January 2019, Mr. Jordan served as President of Town Shoes Limited (now known as Designer Brands Canada Inc.), our Canadian business. From February 2017 to February 2019, he was our Executive Vice President, Chief Administrative Officer, and Chief Legal Officer. In addition, from February 2015 to February 2017, he was our Executive Vice President, Chief Administrative Officer, General Counsel and Secretary. From March 2009 to January 2015, he was our Executive Vice President, General Counsel, Secretary, and Chief Compliance Officer. From May 2008 to March 2009, he was our Senior Vice President, General Counsel, and Secretary. In January 2006, Mr. Jordan joined us as our Vice President, General Counsel, and Secretary. Prior to joining us, he served as Corporate Counsel for Lancaster Colony Corporation beginning in 2005, and was with the firm of Porter, Wright, Morris & Arthur LLP in Columbus, Ohio, from 1997 to 2005, where he specialized in corporate securities and mergers & acquisitions law.
Jared A. Poff, age 48, has served as our Executive Vice President and Chief Financial Officer since October 2018. From November 2016 to October 2018, he was our Senior Vice President and Chief Financial Officer. From June 2016 to November 2016, he was our Senior Vice President, Finance, Treasurer, and Interim Chief Financial Officer. In January 2015, Mr. Poff joined us as Vice President of Finance, Business Development, and Treasurer. Prior to joining Designer Brands Inc., Mr. Poff served as Vice President, Treasurer at Big Lots, Inc. since February 2004.
Mary Turner, age 63, has served as Executive Vice President of Designer Brands Inc. and President of Designer Brands Canada Inc., our wholly-owned subsidiary, since March 2020, where she leads the Shoe Company and Shoe Warehouse banners, as well as DSW’s merchandising and operations in Canada. From February 2019 to March 2020, Ms. Turner served as Senior Vice President of Designer Brands Inc. and President of Designer Brands Canada Inc. Prior to our acquisition of Town Shoes Limited (now known as Designer Brands Canada Inc.) in May 2018, Ms. Turner joined Town Shoes Limited as Chief Merchant in January 2017, and was promoted to Chief Operating Officer for Town Shoes Limited in July 2017, where she led merchandising, planning, marketing, stores, and e-commerce functions of Town Shoes, Shoe Company, Shoe Warehouse and DSW Canada until February 2019. Prior to that, she was an executive with Hudson’s Bay Company for nearly 20 years and held a variety of merchandising roles with Holt Renfrew earlier in her career.

OTHER DIRECTOR INFORMATION, BOARD COMMITTEES, AND CORPORATE GOVERNANCE INFORMATION

Board Leadership Structure
Pursuant to our Corporate Governance Principles, the Company does not have a policy with respect to the separation of the offices of Chairman and CEO. The Board believes that the determination of whether these roles should be separated is part of the succession planning process, and that it is in the best interest of the Company for the Board to make a determination in this regard whenever it elects a new CEO.
Since 2009, the Company has had separate CEO and Executive Chairman roles. Our Board periodically assesses these roles and the Board leadership structure to ensure the interests of the Company and its shareholders are best served. The Board believes that the current leadership structure, with a separated Executive Chairman and CEO structure, allows the Executive Chairman to focus on Board responsibilities and the CEO to concentrate on the Company’s administrative and operating functions. Furthermore, this structure supports the efficient allocation of oversight responsibilities between the Board and management.
Mr. Jay Schottenstein has served as our Executive Chairman since 2005. As discussed below, Mr. Schottenstein is not an independent director. While the Board does not have a lead independent director, the independent members of the Board meet in regularly scheduled executive sessions (without management or the Executive Chairman present). Additionally, the Board does not have a designated director who leads executive sessions; instead, the independent directors alternate as the chair of such executive sessions in alphabetical order by last name. The Board believes that the current structure ensures that the independent directors provide sufficient independent oversight of management.
The Executive Chairman and CEO set the agenda for Board meetings with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the Executive Chairman or CEO for review and/or decision. The Executive Chairman is responsible for presiding at regular sessions of the Board. Information and data that is important to the Board’s understanding of the Company’s businesses is distributed in writing to the Board before the Board meets to allow the directors an opportunity to prepare for discussion of the items at the meeting. It is the general policy of the Company that all major decisions be considered by the Board as a whole.
The chairs of our Board committees play an active role in leading our committees by working with management to ensure each committee discusses crucial risks and opportunities of the Company. Agenda items that fall within the scope of responsibilities of a Board committee are set by the chair of that committee. Any member of the Board may request that an item be included on the agenda and is free to raise at any Board or committee meeting subjects that are not on the agenda for that meeting. The Board and each committee have the power to hire independent legal, financial, or other advisors as they may deem necessary, without consulting or obtaining the advanced approval of any officer of the Company and the Company shall be responsible for paying the fees and other costs associated with any such services rendered to the Board or any committee thereof.
Corporate Governance Principles
The Board has adopted Corporate Governance Principles that address Board structure, membership (including nominee qualifications), performance, operations, and management oversight. A current copy of our Corporate Governance Principles can be found at our corporate and investor website at www.designerbrands.com and is available in print (without charge) to any shareholder upon request to 810 DSW Drive, Columbus, Ohio 43219, Attn: Corporate Secretary.
Director Independence
Our director independence standards are set forth in our Corporate Governance Principles. Pursuant to our Corporate Governance Principles, a majority of our directors must be independent. For a director to be considered an “independent director,” the Board must annually determine that he or she satisfies the independence requirements under the NYSE listing standards and any other applicable laws, rules, and regulations. During its annual review of director independence, the Board considered whether there were any transactions or relationships between the Company and any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder).

As a result of its annual review, the Board affirmatively determined that the following persons are independent under our independence standards:
•Peter S. Cobb
•Elaine J. Eisenman
•Joanna T. Lau

•Ekta Singh-Bushell
•Harvey L. Sonnenberg
•Allan J. Tanenbaum
•Joanne Zaiac
As Mr. Rawlins is our CEO, he is not independent. In light of his status as an executive officer of the Company, the Board determined that Mr. Jay Schottenstein is not independent. Mr. Joseph Schottenstein, who is Mr. Jay Schottenstein’s son, also is not independent as he is an immediate family member of an executive officer of the Company. Accordingly, the Board is currently 70% independent.
Each of the Nominating and Corporate Governance Committee, Compensation Committee, and Audit Committee are composed entirely of independent directors as defined under applicable SEC rules and the NYSE listing standards. Our Board also has a Technology Committee composed entirely of independent directors.
Family Relationships
Other than Messrs. Jay and Joseph Schottenstein, who are father and son, there are no family relationships among our directors and executive officers.
Meetings
A total of eleven meetings of the Board were held during the fiscal year ended January 30, 2021 (“fiscal 2020”). No director attended less than 75% of the aggregate of (i) the total number of meetings of the Board held during the time in which such director was a member of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during the period such director served as a member of such committee.
Our Corporate Governance Principles provide that all incumbent directors and director nominees are encouraged to attend our Annual Meeting of Shareholders. All of the Company’s then-serving directors virtually attended our 2020 Annual Meeting of Shareholders.
Board Committees
We have four standing committees of the Board: (1) Nominating and Corporate Governance Committee; (2) Compensation Committee; (3) Audit Committee; and (4) Technology Committee. Each standing committee is governed by a committee charter. A current copy of each committee’s charter can be found on our corporate and investor website at www.designerbrands.com and is available in print (without charge) to any shareholder upon request to 810 DSW Drive, Columbus, Ohio 43219, Attn: Corporate Secretary.
The following chart sets forth the responsibilities and duties and current members of each committee, as well as the number of meetings held by each committee in 2020.

Committee	Responsibilities	Members	Meetings in 2020
Nominating and Corporate Governance Committee
The purpose of the Nominating and Corporate Governance Committee is to provide oversight on the broad range of issues surrounding the composition and operation of Board, including:
•identifying individuals qualified to become Board members consistent with criteria approved by the Board;
•recommending to the Board director nominees for the next annual meeting of shareholders;
•developing and recommending to the Board a set of corporate governance principles applicable to the Company;
•making recommendations to the Board and the Chairman of the Board in the areas of committee selection, including:
◦committee chairs;
◦rotation practices;
◦evaluation of the overall effectiveness of the Board and management; and
◦review and consideration of developments in corporate governance practices.
		Mr. Cobb (Chair) * Mr. Tanenbaum * Ms. Lau * Ms. Singh-Bushell *	5
Compensation Committee
The Compensation Committee is responsible for:
•discharging the Board’s responsibilities relating to compensation of the Company’s executive officers;
•producing a compensation committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K; and
•overseeing the Company’s compensation programs and plans, including incentive compensation plans and equity-based plans.
Pursuant to its Charter, the Compensation Committee has the sole authority to retain and terminate the services of any outside compensation consultants to the Compensation Committee. The Compensation Committee may form and delegate authority to a subcommittee or subcommittees.
		Ms. Eisenman (Chair)* Mr. Cobb* Ms. Lau* Ms. Zaiac*	11
Audit Committee
The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to:
•the integrity of the Company’s financial statements;
•the Company’s compliance with legal and regulatory requirements;
•the independent auditor’s qualifications and independence;
•the performance of the Company’s internal audit function and independent auditor;
•the review and approval of related party transactions; and
•the review and response to complaints regarding accounting, internal accounting controls, and auditing or other compliance matters.
The Audit Committee is directly responsible for the appointment, compensation, retention, termination, and oversight of the work of our independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting.
		Mr. Sonnenberg (Chair) *†♦ Ms. Eisenman *† Ms. Singh-Bushell *†♦ Mr. Tanenbaum *†	12

Technology Committee	The purpose of the Technology Committee is to assist the Board in fulfilling its oversight responsibilities of effective technology governance and to ensure that technology endeavors are effectively managed and that the Company’s technology performance meets the following objectives: •aligns with the Company’s business strategy; •enables the business to maximize benefits technology can provide; •uses resources responsibly; and •manages risks appropriately.	Ms. Lau (Chair) * Mr. Cobb * Mr. Sonnenberg * Ms. Zaiac *	4

* Independent
† Financially literate
♦ Audit Committee Financial Expert

Board’s Role in the Risk Management Process
Our Board and its committees play an important role in overseeing the identification, assessment, and mitigation of risks that are material to us. In fulfilling this responsibility, the Board and its committees regularly consult with management to evaluate and, when appropriate, modify our risk management strategies.

Board
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks through committee reports.
Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Technology Committee
Our Audit Committee assists the Board in fulfilling its oversight responsibilities relating to:
•the performance of our system of internal controls;
•legal and regulatory compliance;
•our audit, accounting, and financial reporting processes; and
•the evaluation of enterprise risk issues, particularly those risk issues not overseen by other committees.

The Audit Committee also reviews periodically with our General Counsel legal matters that may have a material adverse impact on our financial statements, compliance with laws, and any material reports received from regulatory agencies.

Our Nominating and Corporate Governance Committee oversees risks associated with:
•corporate governance;
•business conduct and ethics; and
•compliance.

The Chief Compliance Officer provides periodic reports to the Nominating and Corporate Governance Committee describing updates to the Company’s Ethics and Compliance Program, including new policies, procedures, and trainings, maintenance of the Company’s anonymous reporting hotline, and oversight of the Global Code of Conduct. The report is shared with the Board as part of the committee report to the Board.

Our Compensation Committee is responsible for overseeing the management of risks relating to our compensation programs, including:
•discharging the Board’s responsibilities relating to compensation of the Company’s executive officers; and
•overseeing the Company’s compensation programs and plans, including incentive compensation plans and equity-based plans.

The Technology Committee assists the Board in fulfilling its oversight responsibilities with respect to technology and cybersecurity. Each quarter, management provides a report to the Technology Committee describing cybersecurity risks and the Company’s mitigation activities. Such mitigation activities include:
•regularly upgrading our systems and software;
•conducting regular e-mail phishing testing;
•engaging in cybersecurity crisis tabletop exercises; and
•monitoring industry trends.

Additionally, Ms. Lau, as Chair of the Technology Committee, provides an annual cybersecurity report to the Board, which addresses cybersecurity trends in the retail industry, and the Company’s policies and practices in comparison with the retail industry.

The Company implemented an enterprise risk management program (“ERM”) in fiscal 2010. Our CEO, who reports to our Board, is the sponsor of the ERM Program. As part of the ERM Program, management provides an annual report to the Board regarding our significant risks and what management is doing to mitigate such risks. Management also updates the Board on significant new risks that are identified on a quarterly basis and reports on what it is doing to mitigate those significant risks. Additionally, the report provides an update on calls received to our Ethics Hotline, an anonymous reporting hotline available to our U.S. and international subsidiaries. The Company believes that its leadership structure supports the risk oversight function of the Board.

Director Nominee Selection
The Nominating and Corporate Governance Committee is responsible for identifying and evaluating potential candidates for nomination as a director. Nominee candidates may come to the attention of the Nominating and Corporate Governance Committee from a variety of sources, including current Board members, shareholders, and management. All candidates (including shareholder nominees) are reviewed in the same manner, regardless of the source of the recommendation. Historically, the Nominating and Corporate Governance Committee has engaged a leading, nationally recognized third-party director search firm to assist in identifying, screening, and assessing the capabilities of potential director candidates. The Nominating and Corporate Governance Committee will consider the recommendations of shareholders regarding potential director candidates. For additional information regarding how to submit a nominee for the 2022 Annual Meeting of Shareholders, see “Shareholder Director Nominees” under OTHER MATTERS on page 67.
Although there are no specific minimum qualifications that a director candidate must possess, potential candidates are identified and evaluated according to the qualification criteria set forth in the Nominating and Corporate Governance Committee charter, including:
•independence;
•judgment;
•skill;
•diversity;
•strength of character;
•age;
•experience with businesses and organizations of comparable size and scope;
•experience as an executive of, or advisor to, a publicly traded or private company;
•experience and skill relative to other Board members;
•specialized knowledge or experience;
•service on other boards; and
•desirability of the candidate’s membership on the Board or any committees of the Board.
Although the Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity, the Nominating and Corporate Governance Committee values diversity and believes directors with different backgrounds and perspectives enhance the effectiveness of the Board. Accordingly, the Nominating and Corporate Governance Committee may take into account various attributes, including background, age, gender, ethnicity, skill set, or viewpoint. Currently, 40% of our Board is female or ethnically diverse and 60% of our Board is under the age of 65.
Term/Age Limits
As set forth in our Corporate Governance Principles, the Board does not believe it should establish arbitrary term or age limits on directors’ services. While we are committed to Board refreshment, we believe that term or age limits hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As part of its responsibilities, the Nominating and Corporate Governance Committee evaluates each incumbent director’s qualifications, performance, and ability to continue to contribute productively before recommending the nomination of that director for an additional term.
Annual Board Evaluation
The entire Board conducts annual self-evaluations to determine whether the Board and its committees are functioning effectively. As part of these annual self-evaluations, the Nominating and Corporate Governance Committee receives and reviews and comments from all directors and then reports to the Board with an assessment of the Board’s performance. The annual assessment focuses on the Board’s contribution to the Company and specifically focuses on areas in which the Board or management believes that the Board could improve. To the extent improvements are warranted, the Nominating and Corporate Governance Committee establishes a plan to ensure that the improvements are made in a timely and meaningful manner.
Global Code of Conduct and Corporate Governance Information
We have adopted a global code of conduct which applies to all our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and an additional code of ethics that applies to senior financial officers. Additionally, the Board has adopted a Director Code of Conduct applicable to our Board members. These codes of ethics, designated by us as the “Global Code of Conduct,” the “Code of Ethics for Senior Financial Officers,” and the “Director Code of Conduct,” respectively, can be found on our corporate and investor website at www.designerbrands.com and are available in print (without charge) to any shareholder upon request to 810 DSW Drive, Columbus, Ohio 43219, Attn: Corporate Secretary. We intend to disclose any amendment to, or waiver from, any provision of the Global Code of Conduct, Code of Ethics for Senior Financial Officers, or Director Code of Conduct applicable to executive officers and directors by posting such information on our corporate and investor website at www.designerbrands.com.
Anti-Hedging Policy
Our Insider Trading Policy, as revised effective March 2019, prohibits all directors, officers (including our named executive officers), and associates of Designer Brands Inc. and its subsidiaries from engaging in transactions in financial instruments (including, for example, prepaid variable forward contracts, equity swaps, collars or exchange funds, as well as any other hedging instrument) designed to hedge or offset any decrease in the market value of Designer Brands Inc. stock. Our Insider Trading Policy also prohibits covered persons from holding our stock in a margin account or pledging our stock as collateral for a loan; provided, that individuals who had pledged Designer Brands Inc. stock prior to the adoption of this provision are exempt from this requirement. As disclosed on page 64 of this proxy statement, Mr. Tanenbaum pledged 27,746 shares of Designer Brands Inc. stock as security for a line of credit in fiscal 2016. Our Insider Trading Policy is posted on our internal website or available upon request for all associates of Designer Brands Inc. and its wholly-owned subsidiaries.

ENVIRONMENTAL, SOCIAL, AND CORPORATE GOVERNANCE
The Company is committed to good corporate citizenship. Not only do we strive to create positive impacts within our organization, but we aim to better the communities in which we conduct business. Consistent with our core values of Passion, Accountability, Humility, and Collaboration, we continue to focus on sustainability, philanthropy, and associate engagement during fiscal 2020.

Sustainability	Charitable Giving & Volunteering	Human Capital Management
We strive to make sustainable and responsible decisions every day —from energy use and waste to materials and suppliers.	We aim to strengthen our local communities through financial support, community engagement, and volunteer service.
We aim to strengthen our local communities through financial support, community engagement, and volunteer service. We strive to invest in and support our associates to differentiate our products and customer experiences.

Our Continued Commitment to ESG
While we are proud of our current ESG practices, we are constantly looking for ways to improve. To that end, in 2021, we formed the ESG Steering Committee, which is charged with the responsibility of overseeing and furthering our social, environmental, and governance policies, practices, and initiatives. Chaired by our General Counsel and Chief Compliance Officer, the committee is composed of leaders from our teams described below:

SOCIAL	ENVIRONMENTAL	GOVERNANCE
•Human Resources •DE&I Director •Philanthropy •Communications	•Distribution & Logistics •Facilities •Sourcing •Design	•Legal / Compliance •Risk / Treasury •Internal Audit •IT Security •Procurement

Sustainability
At Designer Brands, we are passionate about shoes and we are passionate about selling them the right way: responsibly. We are focused on making ethical business decisions, caring about the environment, and acting sustainably as an organization. It is what we expect of ourselves and what we expect of our partners. The Company believes in fashion with integrity, and we want our customers to feel good about shopping with us.

Reduce & Reuse
•We divert from landfills by collecting post-consumer shoes in connection with our partnership with Soles4Souls (3.7 million shoes diverted so far)
•We have a fixture salvaging and redeployment strategy (9 of the 11 fixture packages needed in 2021 are expected to be composed predominately of salvaged fixtures)
•We reuse existing infrastructure, such as storefront glazing, where possible
•We recycle vendor cartons and reuse them to ship merchandise, and we recycle all of the cartons that we cannot reuse
•We are working to implement a shrink-wrap solution for our direct-to-consumer packaging to reduce our corrugate and dunnage use

Reduce Water & Save Energy h
•Since 2010, we have reduced energy consumption by 15-17% in our stores through our Energy Management System (an enterprise‐class solution combining on‐site control hardware, software, and commissioning services, web‐based data services, a 24/7 call center, and program management services)
•As of March 2021, 38% of our stores have implemented LED lights for an average reduction in energy consumption of about 46%
•Our LED lighting and HVAC equipment are on timers/occupancy sensors
•We utilize daylight harvesting and dimming panels as required
•We use low-flow faucets

Animal Friendly Materials
•Our fur policy provides that DBI will not purchase products that contain animal fur

We are also committed to responsible sourcing and ethical business practices. We require all vendors to sign our Vendor Code of Conduct, which is based on international labor standards, to help us ensure that our vendors adhere to responsible sourcing, enforce human rights, and prevent human trafficking. We reinforce compliance with our policies by auditing factories that we work with and conducting reputational screening and social and environmental due diligence on our third-party partners. We are continuously improving our due diligence policies, procedures, and efforts to meet ever-changing local and global social, environmental, and governmental risk and compliance issues. While COVID-19 limited our ability to conduct on-site audits in 2020, we continued to expand and develop other due diligence measures through engagement of additional data gathering and certification measures.

Charitable Giving & Volunteering
We are committed to giving back and doing good. DBI Gives is our philanthropic program that has two main areas of focus:
1.Empowerment. Support organizations that prioritize empowerment and build self-confidence without discrimination.
2.Community. The places where we live and work mean everything to us, so we support the organizations that put local communities first.
DBI Gives has three primary areas of partnership:

Soles4Souls turns unwanted shoes into opportunity, by keeping them from going to waste and putting them to good use by providing relief, creating jobs, and empowering people to break the cycle of poverty.
Help create jobs and distribute shoes that enable
                  kids to thrive in school
Support female entrepreneurs with financial
                  empowerment and access to business education
    Repurpose unwanted textiles to keep them out of
                  landfills and extend their lifespan

Since 2006, Soles4Souls has distributed more than 30 million pairs of new and gently worn shoes. We are proud to have donated four million pairs of shoes in the last three years alone.
Of the four million pairs of shoes that have been donated, a portion of those pairs are new, directly from DSW. We even designed and produced a durable shoe solely for the purpose of donating to Soles4Souls. The remaining pairs of shoes were from customers who donated their gently worn shoes via the donation boxes in each of our stores. We incentivize customers to donate by providing VIP rewards points when they donate. Through the travel program, employees and customers can earn trips to serve the communities in one of our partner countries with every 50,000 pairs of shoes donated.
Additionally, by encouraging customers to donate their shoes, we are also helping to meet our environmental and sustainability goals. By repurposing unwanted shoes, we are helping to keep them out of landfills and extending their lifespan. Soles4Souls shoe donations have kept 1,653,407 pounds of textiles out of landfills.

Two Ten provides scholarships and financial aid to people working in the footwear industry, as well as free counseling and community resources. In 2020, DBI donated $100,000 to Two Ten.

DBI is focused on what it means to be a good corporate citizen. From annual United Way fundraisers, American Red Cross blood drives, plus local nonprofit partnerships, and associate volunteering efforts, we are always looking for ways to help and better the communities in which we operate.
In 2020, DBI donated $125,000 and associates donated $182,000 to United Way.

Additionally, we support and encourage our employees to better their communities by providing volunteering opportunities and compensating employees for the hours they volunteer. For associates who elect to volunteer outside of DBI-sponsored opportunities, we may offer donations to the charities of associates’ choice.

Human Capital Management
We believe the strength of our workforce is critical to our success. This is largely attributed to our associates, who strive every day to create a welcoming and inclusive environment for our customers.
Our key human capital management objectives are to attract, retain, and develop the highest quality talent. To support these objectives, our human resources programs are designed to:
•develop talent to prepare associates for critical roles and leadership positions for the future;
•reward and support associates through competitive pay, benefit, and perquisite programs;
•enhance the Company’s culture through efforts aimed at making the workplace more engaging and inclusive;
•acquire talent and facilitate internal talent mobility to create a high-performing, diverse workforce;
•engage associates as brand ambassadors of our products and experiences; and
•evolve and invest in technology, tools, and resources to support our associates at work.

Diversity, Equity, & Inclusion (DE&I)
We believe in diversity, equity, and inclusion. We believe:
•Diversity is the celebration of the ways we are alike, as well as of the ways we are unique.
•Equity compels us to be fair, while also recognizing the need to treat others differently in order to mitigate the risk of inadvertently perpetuating systemic barriers.
•Inclusion is the act of ensuring that our differences are not only acknowledged, but also welcomed and valued.
In the U.S., nearly 80% of our associates are female and over 50% of the associate population is comprised of people of color. Our Board of Directors further reflects our commitment to diversity; women leaders represent 40% of the Board. Additionally, Mr. Rawlins, Designer Brands’ CEO, is a proud signatory of the CEO Action for Diversity & Inclusion Pledge, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace. It commits us to cultivate open dialogue, expand diversity training, share best practices with other companies, and engage our Board in the evaluation of our progress.
We strive to be an inclusive environment, where everyone is given the opportunity to thrive. For the second year in a row, Designer Brands has been recognized for its LGBTQ+ inclusion efforts with a perfect score on the Human Rights Campaign’s (“HRC”) Corporate Equality Index. A perfect score places us on HRC’s “Best Places to Work for LGBT Equality” list. Additionally, Designer Brands was named to Forbes’ “America’s Best Employers for Diversity” list in 2020.

Our BRGs:
Business Resource Groups (“BRGs”) are voluntary, associate-led groups organized around a common diversity dimension to foster an inclusive, engaging work environment for all. Our current BRGs are:

MySole: To build an awareness of the uniqueness of Black culture to attract, educate and include diversity among associates, leaders, and customers.
MySelf: To inspire our associates, partners, and customers to live and work with Pride.
MyFamily: To educate, inform, and promote resources which better the work experience for parents, caregivers, and allies at the Company.
MyLife: To inspire empowerment among female associates and their allies.
MyFuture: To engage early career professionals by helping them navigate work, life and their community.
MiVoz: To establish a forum that promotes awareness of Hispanic/Latinx culture and activates its voice towards promoting diversity, impacting our communities, and influencing our business to be inclusive of our heritage.
MyService: To recruit, retain, and empower current and former service members through outreach, representation of the interests of veterans to the business, and by providing structure through which veterans can network, support one another, and build a cohesive community for those who have served, continue to serve and our allies.

Our CIGs:
Community Interest Groups (CIGs) are voluntary, associate-led groups organized around a common passion or interest to drive a sense of community and shared purpose. Our current CIGs are:
Techlytics: To focus those who are passionate about data science, innovation and tools to gain insights and help the Company make better business decisions.
Our Planet: To educate and inspire the Company to make sustainable choices, both in and outside of the office.
DSWGives: To inspire community involvement and enhance associate engagement through volunteering.

2020 DE&I Highlights:
•Hired a new Director of Diversity and Inclusion.
•Executed BRG/CIG relaunch campaign which resulted in a 40% increase in membership with an expanded reach that now includes associates in our stores, DCs and FCs, Shoephoria, Camuto Group, and DBI Canada.
•Conducted third-party audit of pay in all corporate positions to assess current practices and equity.
•Conducted Pulse Survey with specific DE&I questions to measure baseline.
•Implemented DE&I training opportunities across entire DBI organization.
•Identified and aligned our efforts to philanthropic organizations that support our DE&I strategy.

Comprehensive Benefits
We offer comprehensive, relevant, and innovative benefits to eligible associates in the U.S., including, among others:

•COVID-19 leave policy
•Subsidized backup care
•Sleep improvement program
•Mental health fundamental training
•Free counseling and support
•Free legal help
•Free financial help
•Comprehensive health insurance
•Unlimited telemedicine access
•Paid leave programs
•Paid paternal leave
•Adoption assistance and reimbursement
•Fertility and family building services
•Tuition reimbursement

Fair and Competitive Compensation
We provide competitive wages and salaries, targeting the middle of the market in most cases. We establish store starting pay rates that exceed local, state, or federal minimum wage requirements.
Talent Development
To help our associates succeed in their roles, we emphasize continuous learning and development opportunities. Training provided through our online learning platform includes a wide variety of topics and is designed to address the needs of our entire workforce, from entry-level associates to our most senior executives.

Associate Development
We provide all associates with the opportunity to share their opinions and feedback on their employment experience through an engagement survey that is generally performed every two years across all business segments. Results of the survey are measured and analyzed to enhance the associate experience, strengthen engagement, promote retention, drive change, and leverage the overall success of our organization.

For more information regarding our human capital management practices, see our 2020 Annual Report on Form 10-K.

AUDIT AND OTHER SERVICE FEES
Our Audit Committee has adopted a policy under which audit and non-audit services to be rendered by our independent registered public accounting firm are pre-approved. The pre-approval policy, which is available on our corporate and investor website at www.designerbrands.com, is designed to assure that the provision of such services does not impair the independence of our independent registered public accounting firm and is summarized below.
•Delegation — The Audit Committee may delegate pre-approval authority to one or more of its independent members, provided that the member(s) to whom such authority is delegated promptly reports any pre-approval decisions to the other Audit Committee members. The Audit Committee has not delegated to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.
•Audit Services — Annual audit, review, and attestation engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Any changes in the terms, conditions, or fees resulting from changes in the audit scope require the Audit Committee’s approval.
•Audit-Related Services — Confirmation that the provision of any audit-related services, including assurance and related services reasonably related to the performance of the audit or review of financial statements, does not impair the independence of the independent registered public accounting firm.
•Other Services — Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee.
•Tax Services — The Audit Committee believes that our independent registered public accounting firm can provide tax services to us such as tax compliance and certain tax advice without impairing its independence. In no event, however, will the independent registered public accounting firm be retained in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations or similar regulations of other applicable jurisdictions.
No services were provided by the independent public accountants during fiscal 2020 or fiscal 2019 that were approved by the Audit Committee under SEC Regulation S-X Rule 2-01(c)(7)(i)(C) (which addresses certain services considered de minimis and may be approved by the Audit Committee after such services have been performed).
The following table sets forth the aggregate fees for professional services rendered by Deloitte & Touche LLP, our independent registered public accounting firm, for each of the last two fiscal years.

	2020	2019
Audit fees	$2,157,479	$2,305,618
Audit-related fees(1)	$125,000	—
Tax fees(2)	$111,772	$32,072
All other fees	—	—
Total	$2,394,251	$2,337,690
_________________________________________
(1)Audit-related fees relate to procedures performed in connection with filings of registration statements and issuance of comfort letters.
(2)Tax fees relate to general tax advice.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending January 29, 2022. Although we are not required to seek shareholder ratification of the appointment of Deloitte as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. In the event that shareholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider its appointment, but shall have no obligation to retain a new or different independent registered public accounting firm. In addition, even if the shareholders ratify the appointment of Deloitte, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interest of the Company and our shareholders.
Representatives of Deloitte are expected to be present at the 2021 Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire.
Vote Required
Under our Code of Regulations, approval of this proposal requires the affirmative vote of the holders of the greater of (i) a majority of the shares required to constitute a quorum for such meeting, in which case broker non-votes have the effect of votes “Against” the proposal, and (ii) a majority of the shares voted on such proposal, in which case broker non-votes are disregarded and have no effect on the outcome of the vote. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote “Against” the proposal.
Your Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of our independent registered public accounting firm.

AUDIT COMMITTEE REPORT
Our management is responsible for our internal controls and preparing our consolidated financial statements. Our independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon. Their audit is performed in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee is responsible for overseeing the conduct of these activities. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by our management and our independent registered public accounting firm.
The Audit Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits, the evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee reviewed and discussed with management and Deloitte the audited financial statements for the fiscal year ended January 30, 2021. The Audit Committee reviewed and discussed with the independent registered public accounting firm its judgments as to the quality, not just acceptability, of our accounting principles and such other matters as are required to be discussed relating to the conduct of the audit under the auditing standards of the PCAOB Auditing Standard No. 1301 (Communications with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.
Based on its review of the audited consolidated financial statements and discussions with management and Deloitte referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements for the fiscal year ended January 30, 2021 in our Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,

Audit Committee
Harvey L. Sonnenberg, Chair
Elaine J. Eisenman
Ekta Singh-Bushell
Allan J. Tanenbaum

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy, objectives, policies, and practices with respect to our named executive officers (“NEOs”). Our NEOs for fiscal 2020 were:
•Jay L. Schottenstein - Executive Chairman of the Board;
•Roger L. Rawlins - Chief Executive Officer;
•Jared A. Poff - Executive Vice President and Chief Financial Officer;
•Deborah L. Ferrée - Vice Chair and President; and
•William L. Jordan - Executive Vice President and Chief Growth Officer.
Fiscal 2020 Overview
The COVID-19 pandemic occurred suddenly and without warning in the U.S. in March 2020, changing the economic landscape of the country in general, and the retail industry in particular. The Company was required to temporarily close all stores on March 18, 2020 and many stores remained closed for months. This resulted in a material decrease in our stores’ revenue, while the Company still incurred ongoing operating expenses, which created a liquidity challenge. When stores reopened, sales continued to be negatively impacted by reduced store traffic. Leadership took bold actions to sustain the business during the shutdown and position the Company to successfully re-open in a new and unpredictable environment. Following the easing of stay-at-home orders and other state-imposed restrictions on non-essential businesses during the second quarter and into the third quarter of fiscal 2020, we re-opened all of our stores, discontinued the furlough program, and restored pay for all associates that had taken pay reductions. Below are some of the actions taken in fiscal 2020:
•Replaced our credit facility and completed a term loan to increase our liquidity and allow for ample availability under our line of credit to fund operations while stores remained closed;
•Cancelled merchandise orders that were not already shipped;
•Reduced dividends for the first quarter of fiscal 2020 and discontinued dividends for the balance of the fiscal year;
•Initiated an internal reorganization and reduction of our workforce in July 2020, with additional actions taken throughout fiscal 2020, resulting in the elimination of approximately 1,000 associate positions, including over 200 vacant positions that will not be filled;
•Implemented temporary leaves of absence for over 80% of our workforce, with continuance of employee benefits (including medical, prescription, and dental benefits) during the pendency of the furloughs;
•Reduced pay for certain associates and the Company’s executive officers;
•Eliminated merit-based increases in fiscal 2020;
•Reduced the annual cash retainers payable to the Company’s non-executive directors.
The economic turmoil materially impacted the Company’s results of operations during fiscal 2020 and tested the resiliency of our associates and executive officers. During fiscal 2020, total sales decreased by $1.3 billion to $2.2 billion, a 36% reduction from fiscal 2019, and comparable sales decreased by 34.2%. To drive sales, leadership focused on our digital-based revenue and getting stores open and operational in the summer, with a view toward positioning the Company for success in the fall and beyond, including by taking the following actions:
•Investing in online sales and improving our digital capabilities, with digital demand in our U.S. segments ultimately growing by 20% year-over-year;
•Shifting product mix to products customers wanted and were still purchasing, including athleisure and kids footwear;
•Aggressively introducing curbside pick-up at stores;
•Introducing store protocols such as a universal mask requirement, sanitizing stations, and strict social distancing within the stores; and
•Taking steps to retain best-in-class talent, including key leaders and associates who were being recruited by “essential” retailers during this challenging time.
Looking forward, we are cautiously optimistic, as vaccine rollouts progress and we continue to execute our strategy for fiscal 2021 based on lessons learned during the prior year. As a sign of appreciation and gratitude for the resilience and fortitude of our associates, we paid a cash bonus to all eligible U.S. and Canadian associates in March 2021, including our hourly store associates.
Fiscal 2020 Executive Compensation Changes
In fiscal 2020, we faced unprecedented challenges and uncertainties as a result of COVID-19, which not only had a material impact on our financial performance, but also forced us to shift our business model, focus on our digital sales channels during store closures, and rework our product line to rapidly adapt to changes in consumer preferences. This, in turn, required us to rethink and reevaluate our compensation practices for fiscal 2020, as our historic model no longer suited the COVID-19 climate.
A major challenge faced by the Company during fiscal 2020 was turnover of leaders that were critical to the business turnaround. This led to a concern about retention of other leaders in the organization. While apparel and other non-essential retailers were required to shut down under applicable government regulations, essential retailers such as grocers, drug stores, and general merchandise retailers generally were allowed to remain open. Accordingly, many of these retailers experienced significant sales growth (up to 25%) and resulting profitability during the year. The Company lost some leaders to essential retailers and other companies outside of retail, partially due to expectations of significantly greater income opportunity, incentive payouts, and stock price growth for 2020 and beyond.
Accordingly, the Compensation Committee of the Board (for purposes of this CD&A, the “Committee”) approved certain changes to our executive compensation program for fiscal 2020 summarized in the chart below. Historically, the Committee sets short- and long-term incentive goals in March of each year, which for fiscal 2020 dovetailed with the initial impacts of the COVID-19 pandemic on the Company’s business and industry. This timing directly impacted the ultimate decisions made by the Committee with respect to the six-month cash incentive plan adopted in the second quarter of fiscal 2020 and the form of long-term incentive awards granted to NEOs in fiscal 2020. The Committee also was cognizant of the financial implications of COVID-19 on the Company at the outset of the pandemic, as reflected in the lack of merit pay increase and the related base salary reductions described below.

Compensation Element	Summary of Fiscal 2020 Changes
Base Salary	•The NEOs did not receive a merit pay increase in 2020 and their base salaries were subject to a 20% reduction in salary for the 16-week period from March 29, 2020 through July 18, 2020.
Short-Term Incentive Compensation
•In keeping with our historical practice, the Committee approved the fiscal 2020 annual short-term incentive plan and corresponding performance metrics in January 2020.
•Following the onset of the COVID-19 pandemic and the subsequent closures of all stores, it became apparent that the short-term incentive plan, as previously approved by the Committee, was no longer relevant.
•In the second quarter of fiscal 2020, the Committee approved a new six-month incentive plan for the third and fourth quarters of fiscal 2020, with revised financial goals and strategic objectives aimed at stabilizing the business and adapting to changing consumer behaviors in light of COVID-19. Annual incentive opportunities were reduced by 50% to align with the six-month performance period.

Long-Term Incentive Compensation
•Historically, 50% of the NEOs’ long-term incentive award was directly tied to the Company’s financial performance in the form of performance shares (“PSs”). PS award performance metrics were traditionally determined and approved by the Committee in March.
•In March 2020, the Committee believed that it was not possible to set challenging and prudent financial goals for 2020 PS awards in light of the unprecedented impact of and the uncertainty surrounding COVID-19.
•As a result, on March 24, 2020, the Committee granted the NEOs’ entire long-term incentive award in the form of time-based restricted stock units (“RSUs”). The RSUs cliff vest three years from the date of grant. For 2021, NEOs will be granted a 50/50 mix of PSs and RSUs, consistent with historical practice.
•Additionally, each NEO received a retention award on September 8, 2020, in the form of RSUs, as explained in the Retention Grant section.

Executive Corporate Governance Reinforces Our Compensation Program
Our compensation philosophy for the executive team, including our NEOs, is to attract and retain highly qualified leaders, drive performance by incentivizing our NEOs to attain short- and long-term goals, align the interests of our NEOs with those of our shareholders, and create long-term shareholder value. We continually review leading practices in corporate governance and executive compensation. As appropriate, we consider changes to our program to embrace best practices and remain competitive in our industry.
The following table highlights the Company’s best practices relating to our executive compensation program, and the practices in which the Company does not engage.

What We Do	What We Don’t Do
✓ Emphasis on “at-risk” pay: Heavily weigh at-risk over fixed pay, with significant portion of NEOs’ collective fiscal 2020 target compensation considered to be “at-risk.”	X We don’t guarantee annual salary increases or guarantee bonuses.
✓ Retain meaningful stock ownership guidelines: Ownership guidelines align executives’ interests with those of shareholders.	X We don’t count pledged shares toward stock ownership guidelines.
✓ Mitigate undue risk: We use caps on potential bonus payments, have a clawback policy applicable to compensation granted under our LTI plan, and maintain active oversight and risk management systems to mitigate risks.
X We don’t set metrics that the Committee believes would create undue risk.
✓ Independent executive compensation consultant: The Committee retains an independent compensation consultant on matters surrounding executive and non-employee director pay and governance.	X We don’t grant stock options with an exercise price below 100% fair market value.
✓ Apply conservative post-employment and change-in-control provisions: Executive officers are subject to the same provisions as the rest of the employee population that participates in long-term incentives.

X We don’t provide supplemental executive retirement plans or other retirement benefits to NEOs, other than a tax-qualified 401(k) plan available to all employees and a deferred compensation plan available to highly compensated employees.

✓ Double trigger equity acceleration upon change-in-control: Our award agreements with the named executive officers provide for double-trigger equity vesting in the event of a change-in-control.	X We don’t allow a single-trigger change-in-control to accelerate vesting of equity awards in our award agreements with our NEOs.
✓ Restrict pledging activity: All executive officers are subject to pre-clearance requirements and restrictions.
X We don’t permit hedging or short-sale transactions. All executive officers, Board members, and associates are prohibited from using financial instruments designed to hedge or offset a decrease in market value of DBI stock.

✓ Receive strong shareholder support: Each year that we have held a “say-on-pay” advisory vote, more than 95% of the votes cast on the matter have been in favor of our compensation programs.	X We don’t include favorable impact from changes in tax law or stock buybacks when determining actual performance against financial measures in incentive plans, where applicable.
✓ Regularly review share utilization: Management and the Board regularly evaluate share utilization levels by reviewing cost and the dilutive impact of stock compensation.	X We don’t reprice underwater stock options.
✓ Limited perquisites: During fiscal 2020, perquisites were limited to security arrangements for Mr. Schottenstein.	X We don’t gross up taxes for perquisites or benefits, except in the case of standard relocation benefits. We don’t gross up for excise taxes upon a change-in-control.
Roles in Determining Compensation are Well Defined
Role of the Board of Directors and the Committee: The Committee makes all compensation decisions for our executive officers, including our CEO, the Executive Chairman of the Board, the other NEOs, and non-NEO executive officers. In fiscal 2020, the Committee did not delegate any of its authority with respect to the compensation of any NEO.

Advisory Vote on the Compensation Paid to Named Executive Officers: At the 2020 Annual Meeting of Shareholders, an overwhelming majority (99.2%) of the votes cast on the advisory vote on executive compensation were voted in favor of the proposal. The Committee viewed the vote as a strong expression of our shareholders’ general satisfaction with the Company’s current executive compensation programs. As a result, the Committee determined it was not necessary to implement material changes to our executive compensation programs. The Committee will continue to evaluate our executive compensation programs, taking into account shareholder feedback.
Role of Executive Officers in Compensation Decisions: The Committee makes all compensation decisions for our NEOs based upon input provided by the Executive Chairman of the Board, the CEO, the independent compensation consultant to the Committee, and certain members of Company management in Human Resources, except with respect to their own compensation. The Committee exercises its discretion and modifies any recommendations that may be provided by Company management and the independent compensation consultant.
Independent Compensation Consultant: The Committee retained Korn Ferry, a global human resources consulting firm, as its independent compensation consultant for fiscal 2020. Korn Ferry provides research, market data, survey, proxy information, and design expertise in developing executive and director compensation programs. As requested by the Committee, Korn Ferry provided the Committee with market data from proprietary databases and publicly available information to consider when making compensation decisions for the NEOs. Korn Ferry also provided similar input to support compensation recommendations and decisions made for Company executives who are not NEOs. The primary Korn Ferry executive compensation consultant attended all Committee meetings in fiscal 2020 and advised the Committee on principal aspects of executive compensation, including the competitiveness of program design and award values and specific analyses for the NEOs and other executive officers. Korn Ferry reports directly to the Committee, and the Committee reserves the right to replace the independent compensation consultant or hire additional consultants or advisers at any time. Korn Ferry was paid approximately $160,000 for these services in fiscal 2020.
Management also engaged Korn Ferry for additional compensation services to the Company. The amount of services was not material and the Company paid approximately $14,000 for access to reward survey information in fiscal 2020. The independent consultants use this survey information in advising the committee on market practices for executives and management on all levels of employees. In connection with the engagement of Korn Ferry, the Committee did review the services provided by Korn Ferry to management and determined that Korn Ferry was independent.
Setting Executive Compensation: Generally, the Committee targets NEO pay between the 50th and 75th percentiles of peer group data, with the majority of executive compensation tied to well-defined, short- and long-term business and performance goals. This pay objective reflects the fact that executives with the skills and experience that we believe are necessary to deliver contributions to drive our long-term business success and intended growth pattern command a premium in the marketplace. Variations to this pay objective may occur as dictated by the experience level of the individual and market factors.
Executive Compensation Objectives
The Committee has developed the following key executive compensation objectives in order to support our business strategy and compensation philosophy:
1.Attract and retain highly-qualified, experienced executives who can make significant contributions to our long-term business success. The Committee annually reviews the performance and succession of executive officers and is typically consulted on the addition of new executive officer talent.
2.Reward executives for achieving business goals and delivering strong performance. The Committee regularly reviews executive compensation to ensure a proper balance between fixed and variable compensation, heavily weighting at-risk compensation that is designed to incentivize and reward executives for achieving short- and long-term performance goals.
3.Align executive incentives with shareholder value creation. In light of the highly-competitive nature of our business, the Committee believes targeting above-median, long-term equity award levels is appropriate for our NEOs. Such grants strongly align the NEOs’ interests with the interests of our shareholders, as each is focused on the same result, which is to create long-term shareholder value. As a result, the Committee annually awards equity, generally in the form of PS awards and RSUs, to the NEOs. During fiscal 2020, the Committee granted only RSUs.
Proxy Peer Group
The criteria used to select companies for the fiscal 2020 proxy peer group (the “Proxy Peer Group”) included, but are not limited to:

•Companies with annual revenue between one-half and two times that of the Company;
•Companies we compete against for business and talent;
•Companies with a fashion orientation and/or that operate as specialty retail;
•Retailers that operate larger square footage stores and offer in-store services;
•Companies with similar business complexity (multiple brands, mix of retail and wholesale, design and manufacture own brand, private label, global operations, etc.); and
•Companies that have a track record of growth in sales and profit.
The Committee evaluated the actual pay of the NEOs with pay data drawn from proxy-disclosed pay information for the following publicly-traded companies, which comprised the Proxy Peer Group:

Fiscal 2020 Proxy Peer Group
Abercrombie & Fitch Co. (ANF)	Deckers Outdoor Corporation (DECK)	Tailored Brands, Inc. (TLRD)
American Eagle Outfitters, Inc. (AEO)	Express, Inc. (EXPR)	Tapestry, Inc. (TPR)
Big Lots, Inc. (BIG)	Genesco, Inc. (GCO)	The Children’s Place, Inc. (PLCE)
Caleres, Inc. (CAL)	Michaels Cos., Inc. (MIK)	Ulta Beauty, Inc. (ULTA)
Carter’s, Inc. (CRI)	Skechers U.S.A., Inc. (SKX)	Urban Outfitters, Inc. (URBN)
Chico’s FAS, Inc. (CHS)	Steve Madden, Ltd. (SHOO)	Wolverine World Wide, Inc. (WWW)
Using the criteria above, Tapestry, Inc. was added to the Proxy Peer Group for fiscal 2020. With the exception of the foregoing, the Proxy Peer Group remained unchanged from the 2019 proxy peer group.
For fiscal 2020, the compensation paid to the NEOs was reviewed relative to compensation paid by the Proxy Peer Group to executive officers of similar title and responsibility. By reviewing this publicly available information, as reviewed and summarized for the Committee by Korn Ferry, the Committee was able to analyze the market competitive pay for each NEO position. The Committee takes into consideration a review of each NEO’s compensation relative to the other NEOs, taking into account each officer’s scope of responsibility, performance, and impact on our business results. In addition to reviewing the compensation of the Proxy Peer Group, the Committee also reviewed data from the Korn Ferry 2020 Retail Industry Total Remuneration Report, using data from key competitors, including fashion and specialty retailers, which survey data was not customized for the Company. This survey provides information on all key executive jobs at most major retailers and is used to supplement the Proxy Peer Group data. It provides information from the broader retail market as well as information on executives below the NEO level. This provides the Committee with an understanding of the overall retail market and pay practices for jobs of similar scope and complexity.
Fiscal 2020 Executive Compensation Mix
In fiscal 2020, aggregate compensation for Mr. Rawlins was approximately 14% fixed compensation (base salary) and 86% variable compensation (based on the target annual cash incentive and grant date value of Mr. Rawlins’ long-term equity compensation). Other NEOs’ compensation consisted of, on average, approximately 26% fixed compensation (base salary) and approximately 74% variable compensation (based on the target annual cash incentive and grant date value of their long-term equity compensation). The chart below reflects details of the compensation for Mr. Rawlins and the other NEOs (on average) in fiscal 2020. The Committee believes the balance was appropriate given the current focus and goals of the Company and in light of circumstances facing the Company and its industry during fiscal 2020.

ICP = Incentive Compensation Plan (target value)
RSUs = Restricted Stock Units
Elements of Executive Compensation
For fiscal 2020, the total compensation of our executive officers (including the NEOs) generally comprised the following principal components:

Compensation Element	Form of Compensation	Purpose
Salary	Cash
•Recognize performance of position responsibilities and individual performance.
•Attract and retain individuals with superior talent.
•Provide a baseline compensation level to serve as a stable, fixed component of compensation.

Annual Incentive Compensation	Cash
•Provide “at-risk” compensation that is based on the attainment of short-term financial measures.
•Incentivize NEOs with the opportunity to earn a significant portion of their cash compensation in the form of annual cash bonuses.
•Reward contributions to annual operating performance and long-term business strategy.

Long-Term Equity Incentive Compensation	RSUs*	•Align the interest of executives with those of our shareholders. •Incentivize NEOs to contribute to the continued growth of our business. •Promote the maximization of shareholder value.
*Historically, we have provided long-term equity incentive compensation in the form of PSs (50%) and RSUs (50%); however, as a result of the significant uncertainty surrounding COVID-19’s impact on our business and industry at the time when the Committee determined long-term equity awards for fiscal 2020, the Committee decided to grant the entire long-term equity incentive award in RSUs, for fiscal 2020 only. In fiscal year 2021, the Committee returned to granting 50% of the NEOs’ equity in PSs.
About Our Compensation Elements
I. Base Salary
Base salaries are determined based on job responsibilities and individual contributions, and with reference to the market data provided by Korn Ferry. As we use base salary as a means to attract and retain our NEOs, our executive compensation program aims to pay base salaries that are competitive with those of the Proxy Peer Group, supplemented with survey data from key competitors from the Korn Ferry 2020 Retail Industry Total Remuneration Report. Accordingly, the salary opportunity for a given position is targeted to be between the 50th and 75th percentile of the market data for that position.
In the first quarter of each year, the Committee determines each NEO’s base salary. During its review, the Committee primarily considers:
•Overall financial performance of the Company during the prior year;
•The individual performance of the NEO during the prior year;

•Base salary data drawn from the market data;
•The target total cash compensation level of the appropriate benchmark position(s) from the market data; and
•If relevant, compensation paid by a previous employer.
The Committee met with Korn Ferry and reviewed market information related to the pay of the Executive Chairman of the Board. After discussing the market information, the Executive Chairman’s role in the Company’s business and other relevant factors, the Board determined not to increase the Executive Chairman’s base salary.
The Executive Chairman of the Board met with the Committee and reviewed the accomplishments and contributions made by Mr. Rawlins, Chief Executive Officer. The Chief Executive Officer reviewed with the Committee the accomplishments and contributions made by each of the NEOs under his supervision and provided his proposal to maintain the current base salaries for all of the other NEOs. After discussing COVID-19’s impact on our financial performance and the uncertain future, and recommendations of the Executive Chairman and the Chief Executive Officer, the Committee elected to maintain the base salaries of all NEOs at their current levels.
In addition, effective March 29, 2020, following the closure of all North American retail locations, the base salaries for the Company’s executive officers, including each of the NEOs, were temporary reduced by 20% (the “2020 Salary Reduction”). The Committee believed that the 2020 Salary Reduction was appropriate given the circumstances and saw it as a means to help mitigate the operating and financial impact of the COVID-19 pandemic. The 2020 Salary Reduction lasted for a 16-week period, ending on July 18, 2020 (the “Reduction Period”). The following table sets forth the changes to the NEOs’ base salaries during fiscal 2020, including with respect to the 2020 Salary Reduction.

Base Salary Changes for Fiscal 2020
Name	Fiscal 2019 Salary (as of 2/1/2020)	Fiscal 2020 Salary (as of 1/31/2021)	% Decrease(1)	Aggregate Base Salary Paid during Fiscal 2020(2)
Mr. Schottenstein	$900,000	$900,000	20%	$844,615
Mr. Rawlins	$1,075,000	$1,075,000	20%	$1,008,846
Mr. Poff	$525,000	$525,000	20%	$492,692
Ms. Ferrée	$1,030,000	$1,030,000	20%	$966,615
Mr. Jordan	$800,000	$800,000	20%	$750,769
____________________________________________________
(1) Represents base salary decrease effective March 29, 2020 through July 18, 2020.
(2) Represents the actual base salary earned during fiscal 2020 (as set forth in the Summary Compensation Table), taking into consideration the 2020 Salary Reduction during the Reduction Period.
II. Performance-Based Short-Term Cash Incentive Plan
The Designer Brands Inc. 2005 Cash Incentive Compensation Plan (the “ICP”) is designed to promote the achievement of annual performance goals and to focus the NEOs on short-term objectives which we believe will ultimately contribute to the attainment of long-term business objectives and increase shareholder value. The NEOs are generally treated the same as all other eligible associates under the ICP. Under the ICP, NEOs are eligible for annual cash incentive awards, the achievement of which is based upon well-defined, pre-established business objectives.
In keeping with our historical practice, the Committee approved the fiscal 2020 annual short-term incentive plan and corresponding performance metrics (the “Original 2020 ICP”) in January 2020. Following the onset of the COVID-19 pandemic and the subsequent closures of all stores, it became apparent that the Original 2020 ICP, as approved by the Committee, was no longer relevant. In the second quarter, the Committee decided to approve a new six-month incentive plan for the third and fourth quarters (the “Revised 2020 ICP”), with revised financial goals and strategic objectives aimed to stabilize the business and adapt to changing consumer behaviors in light of COVID-19. Descriptions of both the Original 2020 ICP and the Revised 2020 ICP are presented here.

The Original 2020 ICP – Incentive Levels
Early in the year, the Committee established each NEO’s annual incentive bonus opportunity as a percentage of his or her base salary. The incentive levels vary based on the individual’s position and contribution to business performance, as well as market data and recommendations from the independent compensation consultant. These range from 60% to 125% for the NEOs, as seen in the table below. In setting the annual threshold, target, and maximum payouts, the Committee may consider specific circumstances facing the Company during the prior year. Target payout means the financial goal and all of the strategic objectives have been achieved at the 100% level. We do not make payouts below 50% of target (i.e., the threshold payout).

Fiscal 2020 NEO Target Cash Incentive Compensation
Name	Threshold Payout (as % of Target)	Target Payout (as % of Salary)	Maximum Payout (as % of Target)
Mr. Schottenstein	50%	125%	200%
Mr. Rawlins	50%	125%	200%
Mr. Poff	50%	60%	200%
Ms. Ferrée	50%	125%	200%
Mr. Jordan	50%	75%	200%

The Original 2020 ICP – Performance Metric
In January 2020, the Committee approved continuing to use Adjusted Operating Income as the performance metric for the Original 2020 ICP. The Committee determined that Adjusted Operating Income provides a meaningful understanding of our core financial operating performance and is a key financial metric used by management and other stakeholders. The table below explains the performance goals that were set in January 2020 for this plan.

Fiscal 2020 Annual Short-Term Incentive Plan Financial Performance Goals
	Minimum Payout	Target Payout	Maximum Payout
Performance Range (Adjusted Operating Income*)	$159.5 million	$187.7 million	$206.5 million
Payout Range	50%	100%	200%
*Adjusted Operating Income, a non-GAAP measure, for fiscal 2020 means reported operating profit (loss) adjusted to exclude intercompany, integration and restructuring expenses, amortization expense of intangible assets, impairment charges, and settlement gains.
The Revised 2020 ICP – Incentive Level
The Committee determined that the Company needed an incentive plan for the second half of the year to engage and motivate management to turn the business around, mitigate losses incurred as a result of the impacts of COVID-19, preserve liquidity, and deliver the best results possible for shareholders. In April, it became apparent to leadership that the closing of stores, as required by government mandates in response to the pandemic, would adversely impact the Company’s business and results of operations.
For the first half of fiscal 2020, substantially all the Company’s stores were closed due to the COVID-19 pandemic. Management shifted focus from store operations to taking expense out of the business and looking for new sources of revenue. In late March 2020, the Company furloughed over 80% of associates, and worked with vendors to cancel orders and delay payment. With customers staying at home, the sale of dress and seasonal shoes, which historically has represented a significant portion of the Company’s sales and profits, fell off precipitously. Leadership pivoted to driving sales for athleisure and kids’ shoes, which remained in high demand from customers, and negotiated with vendors to expand our offerings in these categories. With store traffic remaining low, even after stores reopened, the Company also ramped up the digital business, which ultimately increased significantly during the year.
The Committee recognized that in light of the extraordinary circumstances facing the Company, the Original ICP was no longer appropriate or relevant for purposes of NEO engagement and motivation for the balance of the fiscal year and elected to adopt the Revised 2020 ICP. Taking into consideration that the performance period would be for the second half of the year only, the Committee decided to make the Revised 2020 ICP NEO bonus opportunity equal to the NEO’s base salary earned from August 2, 2020 through January 31, 2021. Additionally, with the goals of stabilizing the business and adapting to changing consumer preferences in light of COVID-19, the Committee determined that performance metrics for the Revised 2020 ICP would be composed of two parts: (1) financial performance; and (2) operational goals. The financial performance component was more heavily weighted, with target set at 100% and maximum payout at 200%. The operational goals were further broken down into three discrete objectives, with each objective evenly weighted at 3.3% (an aggregate of 10%), such that NEOs could have possible achievement of up to 210% of target.

The Revised 2020 ICP – Performance Metrics
The performance metrics for the financial performance component and the operational goals component are described below.
1.Part 1: Financial Performance: As the first component of the Revised 2020 ICP was directed at financial performance, the Committee maintained Adjusted Operating Loss as the performance metric, under the same rationale as its selection for the Original 2020 ICP. The following table describes the Adjusted Operating Loss performance metric for the Revised 2020 ICP.

Fiscal 2020 Financial Performance Goals (100%)
	Minimum Payout	Target Payout	Maximum Payout
Performance Range (Adjusted Operating Loss*)	($115) million	($100) million	($90) million
Payout Range of Part 1 (on six months of pay)	50%	100%	200%
* Adjusted Operating Loss, a non-GAAP measure, for the third and fourth quarters combined of fiscal 2020 means GAAP reported operating loss adjusted to exclude integration and restructuring expenses, impairment charges, and settlement gains.
2.Part 2: Operational Goals: The Committee approved three operational goals designed to adapt and respond to the observed changes in consumer preferences as a result of COVID-19, based on a review the Company’s performance, market conditions, and the actions that were needed to reposition the business in the second half of the year to prepare for profitable operations in 2021. The table below explains the three pre-established operational goals that were approved for the Revised 2020 ICP.

Fiscal 2020 Q3/Q4 Operational Goals (10%)
1	Grow athleisure by increasing penetration to 40% of U.S. and Canadian retail sales for the fall season (third and fourth quarters of fiscal 2020, combined).
2	Achieve combined digital demand comparable sales of 25% for U.S. (DSW and Vince Camuto) and Canada direct-to-consumer for the fall season (third and fourth quarters of fiscal 2020, combined).
3	Generate and preserve cash flow by having accounts payable represent at least 65% of inventory as of the last day of the fiscal year.
The Revised 2020 ICP – Determining Payout
The financial performance and operational goals components of the Revised 2020 ICP are independent of each other.
1.Part 1: Financial Performance: Achievement of the financial performance metric is obtained by calculating the Adjusted Operating Loss results for third and fourth quarters of fiscal 2020, combined, and then determining the corresponding level of payment. Payout levels between the minimum, target, and maximum amounts are determined based on linear interpolation.
•The Company made substantial performance improvements over the last six-month period of fiscal 2020. Third and fourth quarter 2020 resulted in an Adjusted Operating Loss of $27.7 million and $57.0 million, respectively, or $84.7 million combined, compared to Adjusted Operating Loss of $209.7 million and $129.8 million, respectively, for the first and second quarters of fiscal 2020, or $339.5 million combined. The Committee believes these results reflect management’s performance and cost management under extremely challenging circumstances and have improved the Company’s positioning for fiscal 2021.
•The following sets forth the Adjusted Operating Loss for the third and fourth quarters of fiscal 2020, combined, and the resulting payout percentage:

Adjusted Operating Loss	Payout Percentage (on six-months of pay)	Payout as Percentage of Annual Target
($84.7) million	200%	100%
2.Part 2: Operational Goals: The Committee evaluated performance against the described operational goals on a binary basis, meaning each goal is either achieved or not achieved. The NEOs had the opportunity to earn 3.3% for each of the operational goals achieved.
•As shown in the below table, one of the three operational goals was achieved.

	Fiscal 2020 Q3/Q4 Operational Goals (10%)	Achieved (Y/N)	Payout
1	Grow athleisure by increasing penetration to 40% of US and Canadian retail sales for the fall season (third and fourth quarters of fiscal 2020 combined).	YES	3.3%
2	Achieve combined digital demand comparable sales increase of 25% for US (DSW and Vince Camuto) and Canadian direct to consumer for the fall season (third and fourth quarters of fiscal 2020 combined)	NO	0%
3	Generate and preserve cash flow by having accounts payable represent at least 65% of inventory as of the last day of the fiscal year.	NO	0%
	Operational Goals Payout Earned = 3.3%
•The total payout percentage equals the sum of the payout percentage of the financial performance component (200%) and the operational goals component (3.3%). Accordingly, the total payout earned was 203.33% of the target award for the NEOs. The table below summarizes the payout percentage earned by the NEOs.

Fiscal 2020 Q3/Q4 Cash Incentive Earned
	Target Payout Opportunity	Q3/Q4 2020 Result	Actual Payout Earned (on six-months of pay)
Financial Performance	100%	($84.7) million	200%
Three Operational Goals	10%	One of three achieved	3.3%
Total	110%		203.3%
The cash incentive plan amounts paid to the NEOs for the second half of fiscal 2020 are reflected in the table below and in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Unless otherwise determined by the Committee, all associates who participate in the ICP (including the NEOs) are governed by the same plan parameters.

Fiscal 2020 NEO Cash Incentive Plan Payouts
Name	Target Payout (as % of 6-month Salary)	Actual Payout (as % of 6-month Target)	Actual Payout (as % of Annual Target)	Actual Payout
Mr. Schottenstein	125%	203.3%	101.7%	$1,143,731
Mr. Rawlins	125%	203.3%	101.7%	$1,366,123
Mr. Poff	60%	203.3%	101.7%	$320,245
Ms. Ferrée	125%	203.3%	101.7%	$1,308,937
Mr. Jordan	75%	203.3%	101.7%	$609,990
III. Long-Term Equity Incentive Compensation
We believe that our executive officers are in a position to make substantial contributions to the long-term success of the Company and should have a significant stake in that success. Long-term compensation creates a pay-for-performance culture that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of executive officers with those of our shareholders. Therefore, ultimately promoting the retention of our executive officers and creating the potential to maximize shareholder value. Historically, our long-term incentive compensation utilized the following types of award grants to achieve these goals:
•Performance shares (“PSs”); and
•Service-based restricted stock units (“RSUs”).
Performance Shares (PSs)
PSs reward NEOs in proportion to the Company’s financial performance, based on the Company’s Adjusted Operating Income and a one-year performance period. Generally, performance shares vest 100% on the third anniversary of the grant date, if the one-year threshold performance has been achieved. In the first 90 days of the fiscal year, the Committee establishes the minimum, target, and maximum levels of performance used to determine the potential number of shares earned.
Restricted Stock Units (RSUs)
RSUs provide retention value because they generally vest 100% at the end of three years from the grant date. Since the stock unit value is tied directly to the market value of the Company’s common stock, and not exclusively to an increase in the market value of the Company’s common stock, they provide retention value even when the stock price is stable or declining.
Fiscal 2020 Long-Term Equity Incentive Awards for the Named Executive Officers
In the years leading up to fiscal 2020, the NEOs had 50% of their long-term incentive award directly linked to the Company’s financial performance. This practice would have continued in fiscal 2020 had the pandemic not occurred. In the spring, when setting financial goals for the performance-based long-term incentive plan normally took place, the pandemic was having an unprecedented and material impact on our financial performance. This made setting realistic and prudent financial goals for the performance shares impossible. As a result, the Committee decided to grant 100% of the NEOs’ 2020 long-term incentive award in the form of time-based RSUs. This exception to historical practice was considered necessary and a temporary occurrence.
In determining the value of annual long-term equity incentive grants, the Committee’s overall objective is consistent with our executive compensation philosophy to target the total grant value between the 50th and 75th percentile of the Proxy Peer Group long-term incentive data. Accordingly, in determining the grant date value for the fiscal 2020 long-term incentive awards, the Committee considered market data from Proxy Peer Group companies provided by Korn Ferry as well as performance and retention concerns for each NEO. The Committee believes the fiscal 2020 long-term incentive award provides an appropriate incentive to the leadership team to focus on long-term shareholder value creation and, at the same time, provides the Company with the retention value necessary in a competitive labor market. The fiscal 2020 RSU awards were granted in March 2020 as part of the annual performance review process and were made under the Designer Brands Inc. 2014 Long-Term Incentive Plan (the “LTI Plan”), which was approved by shareholders in 2014 and amended and restated in 2020. The information below reflects the annual long-term incentive award granted to the NEOs in fiscal 2020.

Fiscal 2020 Annual Equity Grants(1)(2)(3)
Name	# of RSUs Granted
Mr. Schottenstein	293,685
Mr. Rawlins	734,215
Mr. Poff	73,420
Ms. Ferrée	411,160
Mr. Jordan	146,845
________________________________________________________________________________
(1) The annual grants to NEOs were made on March 24, 2020, with a grant date fair value of $6.81.
(2) The RSUs reported in the table above do not include dividend equivalent units earned in fiscal 2020.
(3) RSUs vest 100% on the third anniversary of the grant date.
Retention Grants
The Company has a historical practice of awarding special equity-based awards or retention grants in the fall each year to a select group of leaders. This process was even more critical in fiscal 2020, given the significant long-term challenges facing the business and the importance of keeping a high-performing leadership team in place through such unprecedented times. Specifically, the Committee was cognizant of competition for leadership positions by retailers that were deemed “essential” and have remained open throughout the pandemic’s duration. The Committee recognized that repositioning the Company was going to be difficult and demanding work and was concerned about retaining the existing leadership team in place to guide the Company moving forward. Accordingly, each NEO received a retention grant on September 8, 2020, in the form of RSUs. The details of these grants are provided in the table below.

Fiscal 2020 Retention Grants(1)(2)(3)
Name	# of RSUs Granted
Mr. Schottenstein	416,667
Mr. Rawlins	750,000
Mr. Poff	133,333
Ms. Ferrée	200,000
Mr. Jordan	200,000
___________________________________________________________________________________
(1) The NEO retention grants were made on September 8, 2020, with a grant date fair value of $6.26 per share.
(2) The RSUs reported in the table above do not include dividend equivalent units earned in fiscal 2020.
(3) RSUs vest 25% on the first anniversary of the grant date, 25% on the second anniversary, and 50% on the third anniversary.
The Committee believes that each NEO played a key role in stabilizing our business during Fiscal 2020, and determined that these grants were necessary to retain the NEOs’ continued service. In addition, the Committee believes that the grants will further incent each of the NEOs to drive long-term stockholder value, as the actual value of these grants is directly tied to the long-term appreciation of our stock price.
Vesting of Fiscal 2017 Awards
In fiscal 2017, the Committee granted long-term equity incentive awards to the NEOs that consisted, in part, of performance-based RSUs granted to Messrs. Schottenstein, Poff and Jordan, and Ms. Ferrée, that vested during fiscal 2020 upon achievement of the related performance goal. See the “Fiscal Year 2020 Stock Vested” table for more information about the vesting of the performance-based RSUs during fiscal 2020.

Benefits and Other Compensation Elements
401(k) Plan
The Company sponsors a tax-qualified 401(k) plan (the “401(k) Plan”) in which all eligible associates, including the NEOs, can participate. Under the 401(k) Plan, participants are able to contribute up to 50% of their total eligible cash compensation (including base salary and annual cash incentive compensation) on a pre-tax or after-tax basis up to the limits imposed by the Internal Revenue Code. The maximum allowable per participant deferral in 2020 under the Internal Revenue Code was $19,500 ($26,000 if at least age 50). The Company provides a 100% match on the first 3% contributed by a participant and an additional 50% match on the next 2% contributed by a participant. Matching contributions are not made by the Company until participants have completed at least 6 months of service with the Company. In light of the matching contribution for participants, and the Internal Revenue Code § 401(a)(17) annual compensation limit, the maximum allowable per participant company matching contribution in 2020 was $11,400. Participants choose to invest their account balances in an array of investment alternatives (some of which are target date funds) as selected by plan fiduciaries. The Company’s stock fund is not among the investment alternatives available to plan participants. The 401(k) Plan allows for distributions in a lump sum after termination of service. However, loans and in-service distributions under certain circumstances, such as a hardship, attainment of age 59-1/2, or a disability, are permitted.
Nonqualified Deferred Compensation Plan
The Company sponsors a nonqualified retirement plan (the “Nonqualified Plan”) in which a select group of management and other highly-compensated associates, including NEOs, may participate. However, the Company does not provide a company matching contribution in the Nonqualified Plan. In fiscal 2020, the only NEO to participate in the Nonqualified Plan was Mr. Poff, Chief Financial Officer.
Under the Nonqualified Plan, eligible associates may contribute up to 80% of their base salary and 90% of their monthly and/or annual bonus on a pre-tax basis. Deferral elections are made annually related to future compensation, in compliance with Internal Revenue Code § 409A. Participating associates who also participate in the 401(k) Plan may earn a 401(k) make-up contribution if their contributions to the Nonqualified Plan reduce the matching contributions they receive in the 401(k) Plan. In order to maintain the Nonqualified Plan’s tax-deferred status, Nonqualified Plan assets are subject to the claims of the Company’s creditors. Participants choose to invest their account in an array of investment alternatives that generally mirror the investment alternatives under the 401(k) Plan. The Nonqualified Plan allows for in-service distributions in a lump sum. The Nonqualified Plan also allows for retirement distributions which are permitted as a lump sum in three (3), five (5), or ten (10) annual installments. Distribution elections are made when deferral elections are made in compliance with Internal Revenue Code § 409A.
Termination and Change in Control Arrangements
The currently employed NEOs (other than Mr. Schottenstein) have employment agreements that entitle them to receive certain benefits and payments if their employment terminates in specified separation scenarios. All of the currently employed NEOs (and all participants in the LTI Plan) are entitled to certain payments or benefits upon a change in control, including potential acceleration of the vesting of outstanding equity awards pursuant to the LTI Plan. These arrangements are described under the Potential Payments upon Termination and Change in Control section. The employment agreements do not include specific amounts of salary, bonus opportunities, or equity-based compensation for future years.
Other Benefits and Perquisites
Our NEOs receive a limited amount of other benefits as part of a competitive compensation package. These benefits include, as discussed above, a Company matching contribution under our 401(k) Plan, which is available to all employee participants. We provide our Chairman of the Board with certain security services through the Company. Additionally, from time to time, we have paid for relocation costs. No relocation costs were paid to the named executive officers in fiscal 2020. In the aggregate, these other benefits constitute only a small percentage of each named executive officer’s total compensation.
Executive Compensation Governance
Equity Grant Practices
Under the LTI Plan, the Committee approves all equity awards and has not delegated to management the authority to approve equity awards. The Chair of the Committee has authority to approve equity awards in situations where it is not practical to bring the Committee together for such a purpose.
In 2007, the Committee established a methodology to determine the grant date on which annual equity awards would be granted to eligible associates. The Committee determined that the annual equity grant date would be the seventh calendar day following the Company’s fiscal year-end earnings release. The Committee also reviews and considers approval of off-

cycle equity awards recommended by management. These off-cycle equity awards reflect commitments made by the Company, subject to approval by the Committee, and are for current associates (generally in the case of promotion or retention), new hires who have already become employees of the Company, or prospective hires who have agreed to a start date with the Company. The grant date for current associates, and for new hires who have already become employees of the Company, is the date set by the Committee. The grant date for prospective hires is generally their future start date. Additionally, the Committee does not coordinate equity grants so that they are made before announcement of favorable information or after announcement of unfavorable information.
Stock Ownership Guidelines
The Company implemented a stock ownership guideline for the CEO in November 2011. Mr. Rawlins is encouraged to hold shares of the Company’s stock with a value at least equal to one (1) times his annual base salary, to be achieved within three years of becoming CEO. Mr. Rawlins owns shares in excess of the ownership guideline.
Clawback Recoupment Policy
The LTI Plan includes a compensation recoupment, or “clawback,” provision that allows the Company to recover payment relating to awards granted under the LTI Plan in certain circumstances, including if a participant engages in fraudulent conduct or activities relating to the Company or a participant knew or should have known of such conduct or activities. Additionally, the LTI Plan gives the Committee the authority to recoup certain compensation in the event that the Company restates its financial statements and, as a result of such restatement, the amount of compensation that would have been paid or payable pursuant to an award granted under the LTI Plan would have been lower had the financial results been properly reported. This policy is in addition to any requirements that might be imposed pursuant to applicable law.
Tax Considerations
Internal Revenue Code § 162(m) generally limits deductibility of compensation that a publicly traded company pays to certain “covered employees,” up to $1 million per year. Covered employees for this purpose include the Company’s Chief Executive Officer, Chief Financial Officer, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016. While the Committee considers tax consequences to the Company as a factor when it makes compensation determinations, the Committee reserves discretion to award compensation that is not fully deductible under Code § 162(m) if the Committee believes that such compensation will best attract, retain, and reward executives and contribute to our business objectives.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Compensation Committee

Elaine J. Eisenman, Chair
Peter S. Cobb
Joanna T. Lau
Joanne Zaiac

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference therein.

COMPENSATION TABLES

The following table summarizes compensation earned by each of the NEOs during fiscal 2020, fiscal 2019, and fiscal 2018.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)(4)	Total ($)
Jay L. Schottenstein	2020	$844,615	$—	$4,608,330	$1,143,731	$174,620	$6,771,296
Executive Chairman of	2019	$888,308	$—	$2,000,050	$168,750	$217,802	$3,274,910
the Board of Directors	2018	$820,308	$—	$1,749,999	$1,236,000	$182,507	$3,988,814
Roger L. Rawlins	2020	$1,008,846	$—	$9,695,004	$1,366,123	$11,730	$12,081,703
Chief Executive Officer	2019	$1,075,000	$—	$5,999,932	$201,563	$11,985	$7,288,480
Interim President, DSW	2018	$922,846	$167,000	$4,999,999	$2,172,656	$11,413	$8,273,914
Jared A. Poff	2020	$492,692	$—	$1,334,655	$320,245	$11,924	$2,159,516
Executive Vice President,	2019	$525,000	$—	$749,909	$47,250	$11,335	$1,333,494
Chief Financial Officer	2018	$431,154	$—	$437,434	$433,774	$11,489	$1,313,851
Deborah L. Ferrée	2020	$966,615	$—	$4,052,000	$1,308,937	$11,730	$6,339,282
Vice Chair and President	2019	$1,030,000	$—	$2,799,983	$193,125	$11,530	$4,034,638
Interim President, Camuto Group	2018	$1,025,385	$—	$3,499,997	$2,414,063	$11,422	$6,950,867
William L. Jordan	2020	$750,769	$—	$2,252,014	$609,990	$11,730	$3,624,503
Executive Vice President,	2019	$800,000	$—	$1,000,025	$90,000	$11,776	$1,901,801
Chief Growth Officer	2018	$709,077	$—	$1,799,939	$810,000	$11,548	$3,330,564
_________________________________________
(1)This amount reflects base salary paid to each NEO for the fiscal year. The base salary was reduced by 20% from March 29, 2020 through July 18, 2020. See page 38 of the CD&A section for additional information pertaining to this salary reduction.

(2)This column, as applicable, represents the grant date fair value of time-based Restricted Stock Units (RSU) and Performance Shares (PS) granted in each fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codifications Topic 718 (“ASC 718”). The amounts reflected are based upon the aggregate grant date fair value of RSUs and PSs, computed in accordance with SEC rules and FASB Topic 718, which awards were granted on March 24, 2020 and September 8, 2020 and do not necessarily correspond to the actual economic value that may be received by the NEOs. For additional information on the valuation assumptions, refer to Note 6 of Designer Brands Inc.’s financial statements in the Form 10-K for the year ended January 30, 2021, as filed with the SEC on March 22, 2021 (the “Form 10-K”). For 2020, total award value for each NEO included a one-time RSU retention award. The values of the one-time awards received by Mr. Schottenstein, Mr. Rawlins, Ms. Ferrée, Mr. Poff, and Mr. Jordan were $2,608,335, $4,695,000, $1,252,000, $834,665 and $1,252,000 respectively. Additional details regarding these one-time grants are included in the section entitled “Retention Grants” on page 43 of the CD&A. See the Grants of Plan-Based Awards Table for additional information on equity awards made in fiscal 2020.

(3)This column represents the dollar amount awarded to each NEO pursuant to our ICP for fiscal 2020, 2019 and 2018. The incentive amount awarded for fiscal 2020 reflects a 203.3% payout, based on a six-month performance period and six months of earnings under the Revised 2020 ICP. See page 39 of the CD&A and Grants of Plan-Based Awards table for additional information on the Revised 2020 ICP.

(4)The following table sets forth detail about the amounts reported for fiscal 2020 in the “All Other Compensation” column of the Summary Compensation Table above.

Name	Security (a)	401(k) Matching Contributions (b)	Life Insurance Premium	Total
Jay L. Schottenstein (c)	$174,290	$—	$330	$174,620
Roger L. Rawlins	$—	$11,400	$330	$11,730
Jared A. Poff	$—	$11,594	$330	$11,924
Deborah L. Ferrée	$—	$11,400	$330	$11,730
William L. Jordan	$—	$11,400	$330	$11,730
a.Amount represents the aggregate incremental cost to the Company of security arrangements in addition to those provided during working days and for business travel. We believe that all Company-incurred security costs are reasonable and necessary and for the Company’s benefit.
b.Amounts represent the 401(k) company match contributions made during the fiscal year ended January 30, 2021. All contribution, including those for Mr. Poff, were less than or equal to the Internal Revenue Code’s maximum contribution limit for the calendar year ended December 31, 2020.
c.Mr. Schottenstein is not a participant in the Designer Brands Inc. 401(k) Plan.
FISCAL YEAR 2020 GRANTS OF PLAN-BASED AWARDS

Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2)	Grant Date Fair Value of Stock and Option Awards (3)
		Threshold	Target	Maximum
Jay L. Schottenstein	2/2/2020	$562,500	$1,125,000	$2,250,000
	8/2/2020	$281,250	$562,500	$1,181,250
	3/24/2020				293,685	$1,999,995
	9/8/2020				416,667	$2,608,335
Roger L. Rawlins	2/2/2020	$671,875	$1,343,750	$2,687,500
	8/2/2020	$335,938	$671,875	$1,410,938
	3/24/2020				734,215	$5,000,004
	9/8/2020				750,000	$4,695,000
Jared A. Poff	2/2/2020	$157,500	$315,000	$630,000
	8/2/2020	$78,750	$157,500	$330,750
	3/24/2020				73,420	$499,990
	9/8/2020				133,333	$834,665
Deborah L. Ferrée	2/2/2020	$643,750	$1,287,500	$2,575,000
	8/2/2020	$321,875	$643,750	$1,351,875
	3/24/2020				411,160	$2,800,000
	9/8/2020				200,000	$1,252,000
William L. Jordan	2/2/2020	$300,000	$600,000	$1,200,000
	8/2/2020	$150,000	$300,000	$630,000
	3/24/2020				146,845	$1,000,014
	9/8/2020				200,000	$1,252,000
_________________________________________
(1)These columns represent possible payouts for fiscal 2020 under our ICP. The plan dated February 2, 2020 was for the Original 2020 ICP that ultimately was cancelled with no payouts. On August 2, 2020, the Revised 2020 ICP was implemented. See the CD&A for a discussion of the performance-based criteria applicable for these awards and the Summary Compensation table for the actual amounts paid for fiscal 2020.
(2)Detailed in this column is the number of shares underlying the time-based RSUs granted on the dates indicated in the “Grant Date” column, excluding dividend equivalent units. Units will be credited with the same dividend that would be issued if the unit was a Designer Brands Inc. Class A Common Share. The amounts associated with the dividend equivalent units will not be distributed unless and until the stock unit award is settled. Time-based stock units generally vest 100% on the third anniversary of the grant Date.

(3)Amounts reported in the “Grant Date Fair Value of Stock Options and Awards” column represent the grant date fair value of equity awards granted during fiscal 2020. For additional information on the valuation assumptions, refer to Note 6 of Designer Brands Inc.’s financial statements in the Form 10-K.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2020

The following table provides information regarding outstanding equity awards held as of January 30, 2021 by each of the NEOs.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)
Jay L. Schottenstein	48,608	—		N/A	$17.43	3/22/2021	881,773	(5)	$10,801,719
	49,446	—		N/A	$26.66	3/27/2022
	43,470	—		N/A	$31.68	3/26/2023
	38,270	—		N/A	$35.55	3/25/2024
	95,690	—		N/A	$37.50	3/24/2025
	63,105	—		N/A	$23.21	12/15/2025
	85,072	21,268	(2)	N/A	$27.00	3/22/2026
	107,982	71,988	(4)	N/A	$19.02	3/21/2027
				N/A
Roger L. Rawlins	6,209	—		N/A	$17.43	3/22/2021	1,982,981	(6)	$24,291,517
	8,756	—		N/A	$26.66	3/27/2022
	13,580	—		N/A	$31.68	3/26/2023
	14,350	—		N/A	$35.55	3/25/2024
	25,900	—		N/A	$31.26	10/28/2024
	42,380	—		N/A	$37.50	3/24/2025
	118,320	—		N/A	$23.21	12/15/2025
	174,459	116,306	(3)	N/A	$21.16	1/31/2027
Jared A. Poff	8,545	—		N/A	$37.50	3/24/2025	259,153	(7)	$3,174,624
	10,845	—		N/A	$23.21	12/15/2025
	7,900	1,975	(2)	N/A	$27.00	3/22/2026
	23,139	15,426	(4)	N/A	$19.02	3/21/2027
Deborah L. Ferrée	94,206	—		N/A	$17.43	3/22/2021	904,932	(8)	$11,085,417
	95,804	—		N/A	$26.66	3/27/2022
	66,648	—		N/A	$31.68	3/26/2023
	79,725	—		N/A	$35.55	3/25/2024
	191,385	—		N/A	$37.50	3/24/2025
	170,144	42,536	(2)	N/A	$27.00	3/22/2026
	215,961	143,974	(4)	N/A	$19.02	3/21/2027
William L. Jordan	21,938	—		N/A	$17.43	3/22/2021	480,731	(9)	$5,888,955
	19,984	—		N/A	$26.66	3/27/2022
	18,110	—		N/A	$31.68	3/26/2023
	18,335	—		N/A	$35.55	3/25/2024
	25,900	—		N/A	$31.26	10/28/2024
	50,580	—		N/A	$37.50	3/24/2025
	19,720	—		N/A	$23.21	12/15/2025
	44,968	11,242	(2)	N/A	$27.00	3/22/2026
	14,540	—		N/A	$21.16	1/31/2027
	59,775	39,850	(4)	N/A	$19.02	3/21/2027
_________________________________________
(1)Represents the closing share price of Designer Brands Inc. Class A Common Shares on the last day of the fiscal year ($12.25) multiplied by the number of shares not yet vested or earned.
(2)The remaining options will vest on March 22, 2021.
(3)The remaining options vested or will vest on January 31, 2021 and 2022.

(4)The remaining options will vest ratably on March 21, 2021 and 2022.
(5)PS awards vest on March 20, 2021 (53,792), and March 26, 2022 (27,433). RSUs vest on March 20, 2021 (35,860), March 26, 2022 (48,987), March 24, 2023 (299,034), September 8, 2021 (104,166), September 8, 2022 (104,167) and September 8, 2023 (208,334).
(6)PS awards vest on March 20, 2021 (153,684) and March 26, 2022 (82,295). RSUs vest on March 20, 2021 (102,456), March 26, 2022 (146,957), March 24, 2023 (747,589), September 8, 2021 (187,500), September 8, 2022 (187,500) and September 8, 2023 (375,000).
(7)PS awards vest on March 20, 2021 (13,446) and March 26, 2022 (10,286). RSUs vest on March 20, 2021 (8,964), March 26, 2022 (18,367), March 24, 2023 (74,757), September 8, 2021 (33,333), September 8, 2022 (33,333) and September 8, 2023 (66,667).
(8)PS awards vest on March 20, 2021 (107,579) and March 26, 2022 (38,404). RSUs vest on March 20, 2021 (71,720), March 26, 2022 (68,580), March 24, 2023 (418,649), September 8, 2021 (50,000), September 8, 2022 (50,000) and September 8, 2023 (100,000).
(9)PS awards vest on March 20, 2021 (30,738) and March 26, 2022 (13,717). RSUs vest on March 20, 2021 (20,491), March 22, 2021 (41,770), March 26, 2022 (24,495), March 24, 2023 (149,520), September 8, 2021 (50,000), September 8, 2022 (50,000) and September 8, 2023 (100,000).

FISCAL YEAR 2020 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding the exercise of stock options and vesting of restricted stock units and performance-based stock units during the year ended January 30, 2021 for the NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Jay L. Schottenstein	41,558	$230,231
Roger L. Rawlins	—	$—
Jared A. Poff	8,904	$49,328
Deborah L. Ferrée	76,337	$422,907
William L. Jordan	23,006	$127,453
(1) Reflects vesting of performance-based RSU awards upon completion of the three-year period. Amounts represent the number of shares and related value for stock awards that vested on applicable vesting dates, prior to the withholding of shares to satisfy taxes, and inclusive of dividend equivalent units that accrued during the performance period.
(2) The amounts shown in the Value Realized on Vesting column are calculated based on $5.54, the closing market price of DBI stock on March 20, 2020, the trading day before the date that the awards vested.
(3) Mr. Rawlins did not receive performance-based RSUs in fiscal 2017.

FISCAL YEAR 2020 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan	Executive Contributions in Last FY ($)(1)	Designer Brands Inc. Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Jay L. Schottenstein	Designer Brands Inc. Nonqualified Deferred Compensation Plan	$—	$—	$—	$—	$—
Roger L. Rawlins	Designer Brands Inc. Nonqualified Deferred Compensation Plan	$—	$—	$16,812	$—	$104,890
Jared A. Poff	Designer Brands Inc. Nonqualified Deferred Compensation Plan	$59,947	$—	$(52,567)	$—	$282,855
Deborah L. Ferrée	Designer Brands Inc. Nonqualified Deferred Compensation Plan	$—	$—	$—	$—	$—
William L. Jordan	Designer Brands Inc. Nonqualified Deferred Compensation Plan	$—	$—	$—	$—	$—
_________________________________________
(1)Amounts eligible to be deferred into the Nonqualified Deferred Compensation Plan are described in more detail in the CD&A on page 44. Mr. Rawlins did not participate in the Nonqualified Deferred Compensation Plan in fiscal 2020, but does have an account balance from previous participation. The balance listed is attributable to contributions and earnings made in 2010 when Mr. Rawlins was not an NEO. Mr. Poff was an active participant in the plan for fiscal 2020. Contributions reflected in these columns were reported as compensation in the Summary Compensation Table for each year in which the respective executive was an NEO.
(2)Aggregate earnings in the last fiscal year are not reflected in the fiscal 2020 Summary Compensation Table because the earnings were neither preferential nor above-market.
(3)See the section entitled “Nonqualified Deferred Compensation Plan” on page 44 of the CD&A for a further description of the applicable plan.
Potential Payments Upon Termination and Change in Control
Employment Agreements with Named Executive Officers
Mr. Rawlins, Mr. Poff, Ms. Ferrée, and Mr. Jordan have employment agreements with the Company that provide for payments and benefits following termination of their employment without “cause.” The agreement with Ms. Ferrée also includes payments and benefits if she terminates employment for “good reason.” Mr. Jay Schottenstein does not have an employment agreement with us.
Generally, pursuant to the NEOs employment agreements (other than Mr. Schottenstein, who does not have an employment agreement), if the Company involuntarily terminates the officer’s employment without “cause,” and in the case for Ms. Ferrée, if she terminates her employment for “good reason,” each NEO (other than Mr. Schottenstein) is entitled to receive the following:
(i) salary continuation for a 12-month period (18 months in the case of Mr. Rawlins) based on the executive’s salary as of the date of termination;
(ii) a pro-rata share of any annual cash incentive bonus (or, in the case of Mr. Rawlins, 1.5 times his annual cash incentive bonus) paid for performance in the fiscal year in which the termination occurs;
(iii) one year (18 months in the case of Mr. Rawlins) of accelerated vesting with respect to outstanding stock options, time-based restricted stock units and performance shares; and
(iv) reimbursement for the cost of maintaining continuing health coverage under COBRA for a period of no more than 12 months following the date of termination (18 months in the case of Ms. Ferrée and Mr. Rawlins), less the amount the executive is expected to pay as a regular employee premium for such coverage.
Also, pursuant to the 2005 Cash Incentive Compensation Plan (ICP), if employment terminates as a result of death or disability, the executive is entitled to receive a pro-rata share of any annual cash incentive bonus paid for performance in the fiscal year in which the termination occurs, but only if the performance criteria applicable to that performance period are met at the end of that performance period.
Each executive’s employment agreement also contains confidentiality and non-disparagement provisions effective through the term of their agreement, a non-competition provision effective through the longer of one year following termination of employment or the period of any salary continuation (or, in the case of Mr. Rawlins, 18 months), and a non-solicitation provision effective through the longer of two years following termination of employment or the period of any salary continuation. Under these employment agreements, an executive’s receipt of benefits is conditioned on their compliance with the above provisions. In addition, as a part of their employment agreements, executives are required to execute a release of any claims against the company the executive may have related to their employment.
Equity Plans
Currently, the Company has two equity incentive plans in place under which awards are outstanding: the 2005 Designer Brands Inc. Equity Plan (the “2005 Equity Plan”) and the Designer Brands Inc. 2014 Long-term Incentive Plan (as Amended and Restated) (the “Amended Plan”), which was approved by shareholders at the 2020 Annual Meeting of the Shareholders. Pursuant to our 2005 Designer Brands Inc. Equity Plan and any applicable award agreement and applicable award agreements executed in accordance with the Amended Plan, prior to January 1, 2018, termination by reason of death, disability or retirement (defined as termination after reaching age 65 and completing at least five years of employment) entitles each NEO to receive accelerated vesting with respect to all equity awards that are not vested as of the date of termination. For awards granted on or after January 1, 2018 there is no automatic right to full vesting of awards upon a participant’s retirement under the Amended Plan.
The Amended Plan provides for accelerated vesting of equity awards granted thereunder upon certain qualifying employment terminations following a change in control.
In the event of a change in control (defined in the Amended Plan) and to the extent that outstanding awards are not assumed by a successor entity or replaced with a replacement award: (i) all options and SARs will immediately vest and become exercisable; (ii) the restrictions on all shares of restricted stock will lapse and all RSUs will vest immediately; and (iii) all performance awards will immediately vest and be considered earned and paid in full “at target” as if the applicable performance goal had been achieved.
Additionally, the Compensation Committee may provide in the applicable award agreement, that if, within two years of a change in control, a plan participant is involuntarily terminated by the Company for reasons other than cause, or good reason then (i), (ii), and (iii) shall occur. The Compensation Committee, as constituted before a change in control, may also provide for the cancellation of an award for an amount of cash equal to the difference between the exercise price and the then fair market value of the shares of Class A common stock had such award been currently exercisable, make any adjustment deemed appropriate to reflect the change in control, or cause an outstanding award to be assumed by the successor entity after the change in control.
Quantitative Information Upon a Change in Control
The estimated value of the benefits described above are presented in the following table and are calculated as if the respective termination or change in control event occurred on January 30, 2021 and our stock price was $12.25, the closing market price of our Class A Common Shares on January 29, 2021, the last trading day of fiscal 2020 in case of termination and, as applicable, $12.25 in the case of change in control based on the calculation methodology specified in our 2005 Equity Plan. The salary continuation amounts below are based on each NEO’s salary as of the end of fiscal 2020. The actual amounts to be paid will only be determinable at the time of actual payment.

FISCAL 2020 POTENTIAL TERMINATION AND CHANGE IN CONTROL PAYMENTS

Named Executive Officer	Involuntary Termination Without Cause or Voluntary Termination for Good Reason (1)	Involuntary Termination Because of Death or Disability (2)	Voluntary Termination Because of Retirement (3)	Change in Control (4)
Jay L. Schottenstein
Salary Continuation	$—	$—	$—	$—
Cash Incentive (6)		$562,500
Benefits Continuation	$—	$—	$—	$—
Accelerated Vesting of Equity	$—	$2,914,358	$591,786	$2,914,358
Total	$—	$2,914,358	$591,786	$2,914,358
Roger L. Rawlins
Salary Continuation (5)	$1,612,500	$—	$—	$—
Cash Incentive (6)	$1,007,813	$671,875
Benefits Continuation (7)	$19,388	$—	$—	$—
Accelerated Vesting of Equity	$—	$6,788,322	$—	$6,788,322
Total	$2,639,701	$7,460,197	$—	$6,788,322
Jared A. Poff
Salary Continuation (5)	$525,000	$—	$—	$—
Cash Incentive (6)	$157,500	$157,500
Benefits Continuation (7)	$12,925	$—	$—	$—
Accelerated Vesting of Equity	$126,793	$840,915	$126,793	$840,915
Total	$822,218	$998,415	$126,793	$840,915
Deborah L. Ferrée
Salary Continuation (5)	$1,030,000	$—	$—	$—
Cash Incentive (6)	$643,750	$643,750
Benefits Continuation (7)	$6,162	$—	$—	$—
Accelerated Vesting of Equity	$1,087,039	$5,090,772	$1,087,039	$5,090,772
Total	$2,766,951	$5,734,522	$1,087,039	$5,090,772
William L. Jordan
Salary Continuation (5)	$800,000	$—	$—	$—
Cash Incentive (6)	$300,000	$300,000
Benefits Continuation (7)	$—	$—	$—	$—
Accelerated Vesting of Equity	$327,605	$2,162,629	$327,605	$2,162,629
Total	$1,427,605	$2,462,629	$327,605	$2,162,629
_________________________________________
(1) The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of unvested stock options, restricted stock units and performance shares that otherwise would have vested during the one year following the NEO’s date of termination.
(2) The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of unvested stock options, restricted stock units, and performance shares that would vest immediately upon the NEO’s date of death or disability. Accelerated vesting of equity due to retirement is reflected in a separate column.
(3) The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of all unvested stock options, restricted stock units and performance shares that would vest immediately upon the NEO’s date of voluntary retirement under the terms of the applicable award agreement.
(4) The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of all unvested stock options, restricted stock units and performance shares that would vest immediately upon the change in control date based on the change in control price, which is represented by the highest closing stock price within 30 days of the fiscal year end only for awards granted under the 2005 Equity Plan. For all other awards, the amount represents the value of the unvested awards using the closing stock price on the last day of the fiscal year.
(5) The amount reported reflects the continued payment of base salary for a period of 12 months at the rate in effect on the NEO’s date of termination (or, in the case of Mr. Rawlins, 18 months).
(6) The amount reported for “Involuntary Termination Without Cause” reflects the pro-rata share of each NEO’s cash incentive bonus at target (and in the case of Mr. Rawlins, 1.5 times his cash incentive bonus at target). The amount reported for “Involuntary Termination Due to Death or Disability” reflects the pro-rata share of each NEO’s annual cash incentive bonus at target, and assumes the applicable performance criteria has been achieved as of the end of the performance period. The amounts shown represent awards under the Revised 2020 ICP; for additional information regarding the Revised 2020 ICP, see page 39 of the CD&A.
(7) The amount reported reflects the cost of maintaining health care coverage for a period of 12 months (or, in the case of Mr. Rawlins and Ms. Ferrée, 18 months) at the coverage level in effect as of the NEO’s date of termination. The cost of maintaining health care coverage is calculated as the difference between (i) the Company’s cost of providing the benefits and (ii) the amount the NEO paid for such benefits as of the NEO’s date of termination.
CEO Pay Ratio
We are providing the following disclosure related to our Chief Executive Officer’s compensation as compared to the compensation of all of our employees, other than our Chief Executive Officer, pursuant to Item 402(u) of Regulation S-K, as adopted by the SEC. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Our median employee is a part-time sales associate in one of our DSW stores, who worked, on average, approximately 16 hours per week. Due to the change in our employee population in fiscal 2020 resulting from our reduction in force due to COVID-19 impacts, we selected a new median employee for purposes of fiscal 2020.
The median employee was determined using a consistently applied compensation measure. The method used to identify the median employee was to first rank-order all employees (including full-time, part-time, seasonal, and temporary, but excluding the Chief Executive Officer) employed as of January 30, 2021, based on total earnings, and then to select the middle employee. Total earnings included all wages reported to the IRS and Canadian Revenue Agency as taxable wages. For the purposes of the disclosure, we converted the compensation elements paid to our employees in Canada from Canadian dollars to U.S. dollars using the Bank of Canada’s fiscal year 2020 average exchange rate of 0.75. No other adjustments were made to the total earnings.
In identifying the median employee using the method described above, we excluded approximately 23 employees in Brazil and approximately 179 employees in China because these employees represent less than 5% of our workforce, as permitted under the de minimis exemption to the SEC rules. The total numbers of U.S. employees and non-U.S. employees were 9,093 and 1,876, respectively, before taking into account such exclusions and for purposes of calculating such exclusions. After taking into account the de minimis exemption, 9,093 employees in the U.S. and 1,674 employees located outside of the U.S. were considered for identifying the median employee.
Mr. Rawlins had a 2020 annual total compensation of $12,081,704, as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for fiscal 2020 determined on the same basis was $8,529. As a result, the ratio of the annual total compensation of the CEO to the annual total compensation of the median employee of the Company was approximately 1,417:1.
As discussed on page 43 of the CD&A, in September 2020, the Compensation Committee granted special retention awards in the form of RSUs as a means to help ensure the continued employment of the existing leadership team. Specifically, these retention awards were granted in recognition of the importance of keeping a high-performing leadership team as the Company continues to face the unprecedented challenges presented by the COVID-19 pandemic. As a result of his special retention award, the annual total compensation of Mr. Rawlins, our CEO, as reflected in the Summary Compensation Table was notably higher than that of previous years. When looking at 2020 CEO compensation in the absence of the special retention award, Mr. Rawlins’ annual total compensation would have been more consistent with historical practice, and accordingly, the 2020 pay ratio would have been in line with prior years’ ratios.
Compensation Committee Review of the Relation of Compensation Design to Risk
The Compensation Committee has reviewed the design and operation of our compensation policies and practices, including incentive compensation arrangements for our NEOs. The Compensation Committee has determined that the Company’s compensation policies and practices do not encourage our employees to take unnecessary or inappropriate risks that could reasonably be expected to materially threaten our value. Several factors contributed to this assessment, including the following:
•The Compensation Committee reviews the quality of our earnings prior to approving incentive payments;
•We provide a significant percentage of compensation based on performance, which is in turn based on short and long-term incentives that require sustained value creation over several years to earn target incentives;
•For cash incentive payments made under our ICP, the Compensation Committee provides a maximum payout of typically 200% of target;
•We use the same financial metric, historically adjusted operating income, to determine short-term incentive payouts for all bonus eligible associates; and
•Certain payments to our NEOs are subject to recovery if we restate a financial statement due to material noncompliance with any financial reporting requirement under the securities laws and such noncompliance is a result of misconduct.
On the basis of its review of our executive compensation programs, the Compensation Committee concluded that the risks of these compensation programs are mitigated and are not reasonably likely to have a material adverse effect on Designer Brands Inc. Accordingly, no material adjustments were made to our compensation policies and practices. We will continue to monitor our compensation policies and practices to determine whether our risk management objectives are being met with respect to incentivizing the Company’s employees.
Compensation of Directors
Our Compensation Committee reviews director compensation and makes recommendations to our Board regarding director compensation.
Our current director compensation policies provide that each non-employee director will receive:

Annual Cash Retainer	$75,000
Annual Equity Retainer	$140,000
Audit Committee Member Retainer*	$20,000
Compensation Committee Member Retainer*	$15,000
Nominating and Corporate Governance Committee Member Retainer*	$15,000
Technology Committee Member Retainer*	$15,000
Audit Committee Chair Retainer**	$35,000
Compensation Committee Chair Retainer**	$25,000
Nominating and Corporate Governance Committee Chair Retainer**	$30,000
Technology Committee Chair Retainer**	$25,000
* Additional annual retainer for committee service for each committee on which such director serves (provided that the committee chairs do not receive such additional retainer)
** The chairs of the Audit Committee, Nominating and Governance Committee, Compensation Committee, and Technology Committee each receive an additional $35,000, $30,000, $25,000, and $25,000 respectively in cash or stock (as they may elect) per year, respectively.
The annual retainers are paid as follows:
•The annual cash retainer and the additional annual retainer for committee service are payable in quarterly installments on the last day of each fiscal quarter; and
•The annual equity retainer is granted on the date of each annual meeting of the shareholders for the purpose of electing directors, determined by dividing the amount of the retainer by the per-share market value of our Class A Common Shares on the grant date.
Directors do not receive any additional compensation for attending Board meetings or Board committee meetings. All members of our Board are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board and its committees. Non-management directors may elect to have any of the cash portion of their compensation paid in the form of stock units in lieu of cash. Employee directors do not receive any additional consideration for their service on the Board.

2020 Fee Reduction
Effective March 29, 2020, all non-employee directors agreed to reduce their annual cash incentive retainer by 20% in response to the operating and financial impact of the pandemic to the Company. This reduction remained in place until August 2, 2020.
Board members may participate in the Nonqualified Plan and in connection with such participation may contribute up to 100% of the annual cash retainer paid by Designer Brands Inc. (as described in more detail in the Fiscal Year 2020 Director Compensation table). Deferral elections are made annually related to future compensation, in compliance with Internal Revenue Code §409A. In order to maintain the Nonqualified Plan’s tax-deferred status, Nonqualified Plan assets are subject to the claims of creditors of Designer Brands Inc. Participants choose to invest their account in an array of investment alternatives that generally mirror the investment alternatives under the 401(k) Plan. The Nonqualified Plan allows for in-service distributions in a lump sum. The Nonqualified Plan also allows for retirement distributions which are permitted as a lump sum in three (3), five (5), or ten (10) annual installments. Distribution elections are made when deferral elections are made in compliance with Internal Revenue Code §409A.
Equity Compensation
Stock units issued to a director are fully vested on the date of grant. Beginning in calendar year 2012, the director may elect to have the stock units settled (i) 30 days following the grant date, (ii) on a specified future date more than 30 days following the grant date, or (iii) when the director leaves the Board (for any reason). Stock units are settled in Designer Brands Inc. Class A Common Shares.
Directors have no voting rights in respect to the stock units, but they will have the power to vote the Designer Brands Inc. Class A Common Shares received upon settlement of the award. In general, directors have equivalent rights to receive dividends paid on Designer Brands Inc. Class A Common Shares. Each director is “credited” with the same dividend that would be issued if the stock unit was a Designer Brands Inc. Class A Common Share. The amounts associated with the dividend equivalent rights will not be distributed until the director’s stock unit award is settled.

Director Stock Ownership Guidelines
Board members have an ownership guideline of five times their annual cash retainer (excluding committee fees) to be achieved within five years of joining the Board. As of the last day of fiscal 2020, all Board members have either met the ownership guidelines or are still within the five-year compliance time frame.

FISCAL YEAR 2020 DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation earned by or paid to each non-employee director who served on the Board of Directors in fiscal 2020.

Name	Fees Earned or Paid in Cash (1)	Stock Awards(2)	Total

Peter S. Cobb (3)	$111,275	$140,000	$251,275
Elaine J. Eisenman	$108,566	$140,000	$248,566
Joanna T. Lau	$117,110	$140,000	$257,110
Joseph A. Schottenstein (4)	$69,808	$140,000	$209,808
Ekta Singh-Bushell (3)	$102,385	$140,000	$242,385
Harvey L. Sonnenberg	$116,346	$140,000	$256,346
Allan J. Tanenbaum	$108,220	$140,000	$248,220
Joanne Zaiac	$97,731	$140,000	$237,731
_________________________________________
(1)This amount reflects the board fees paid to the director for the fiscal year. The director fees were reduced by 20% from March 29, 2020 through August 1, 2020. See above for additional information pertaining to this fee reduction.
(2) Each director who is not an employee of Designer Brands Inc. and who did not otherwise receive compensation (including severance) from Designer Brands Inc. was granted stock units on July 14, 2020. The amounts reported in the “Stock Awards” column represent the full grant date fair value for financial statement reporting purposes, as provided by ASC 718 (determined by the closing price of Designer Brands Inc. Class A common stock on the date of grant). Messrs. Joseph Schottenstein and Sonnenberg, and Mses. Lau and Zaiac elected to have the shares distributed within 30 days of the grant date. The remaining directors have elected to settle the units upon leaving the Board.
(3)For calendar year 2020, Ms. Singh-Bushell and Mr. Cobb elected to defer their retainers into the Designer Brands Inc. Nonqualified Deferred Compensation Plan. The aggregate deferred compensation earnings in the fiscal year are not reflected in the above table because the earnings were neither preferential nor above-market. The amount is reflected in the “Fees Earned or Paid in Cash” column. The provisions of the Nonqualified Deferred Compensation Plan are described above in the section entitled Nonqualified Deferred Compensation Plan.
(4)Beginning in the first quarter of fiscal 2013, Mr. Joseph Schottenstein elected to receive payment of all fees in the form of stock awards and continued this election in fiscal 2020. The value of the awards is reflected in the “Fees Earned or Paid in Cash” column. The total number of shares granted were 11,223. The quarterly number of shares granted was based on the closing stock price on the day of grant rounded to the nearest whole share.
As of January 30, 2021, the directors held the following number of stock units:

Name	Number of Stock Units Outstanding as of January 30, 2021 (1)
Peter S. Cobb	46,315
Elaine J. Eisenman	103,141
Joanna T. Lau	48,813
Joseph A. Schottenstein	1,531
Ekta Singh-Bushell	35,012
Harvey L. Sonnenberg	59,135
Allan J. Tanenbaum	139,339
Joanne Zaiac	5,440
(1) Amounts listed include accumulated dividend equivalent units.

PROPOSAL 3 — ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
At the Company’s 2017 Annual Meeting of Shareholders, pursuant to Section 14A of the Exchange Act, our shareholders held an advisory “say-on-frequency” vote regarding the frequency with which the advisory “say-on-pay” vote on executive compensation should be held. The shareholders voted to hold the “say-on-pay” vote each year, and consistent with that vote, the Board of Directors resolved to hold the advisory vote each year. The next vote on the frequency of the “say-on-pay” vote will be held in 2023.
At the 2020 Annual Meeting of Shareholders, an overwhelming majority (99.2%) of the votes cast on the advisory “say-on-pay” vote on executive compensation were voted in favor of the proposal. The Compensation Committee viewed the vote as a strong expression of our shareholders’ general satisfaction with the Company’s current executive compensation programs. As a result, the Compensation Committee decided that it was not necessary to implement material changes to our executive compensation programs specifically in response to the 2020 “say-on-pay” vote. However, due to unprecedented challenges and uncertainties as a result of COVID-19, we implemented material changes to our executive compensation programs during 2020. See page 33 of the CD&A section for additional information pertaining to these changes.
In accordance with Section 14A of the Exchange Act, the Company asks that you indicate your approval of the compensation paid to our NEOs as described in this proxy statement in the CD&A, compensation tables, and narratives included elsewhere in this proxy statement.
Because your vote is advisory, it will not be binding on the Board. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
For the reasons discussed in this proxy statement, the Board recommends that shareholders vote to approve the following resolution:
“RESOLVED, that the 2020 compensation of the Named Executive Officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement, is approved.”
Vote Required
Under our Code of Regulations, approval of this proposal requires the affirmative vote of the holders of the greater of (i) a majority of the shares required to constitute a quorum for such meeting, in which case broker non-votes have the effect of votes “Against” the proposal, and (ii) a majority of the shares voted on such proposal, in which case broker non-votes are disregarded and have no effect on the outcome of the vote. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote “Against” the proposal.
Your Board of Directors unanimously recommends a vote “FOR” the approval of the resolution relating to the compensation of our Named Executive Officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Procedures for Review of Related Party Transactions
Our Board has adopted a written related party transaction policy, which provides that our Audit Committee will review and approve potential related party transactions, arrangements, or relationships involving us and a related person, as described below. A copy of the related party transaction policy can be found at our corporate and investor website at www.designerbrands.com and is available in print (without charge) to any shareholder upon request. The related party transaction policy provides for the review, approval or ratification of any “related person transaction” that we are required to report under SEC rules and regulations.
For purposes of this policy, a “related person transaction” is any transaction, or a series of similar transactions, which is currently proposed or has been in effect at any time since the beginning of the last fiscal year, in which the Company or any of its subsidiaries, was, or is proposed to be, a participant, and in which any of the following persons (each, a “related person”) has or will have a direct or indirect material interest:
(1)any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, director nominee, or executive officer of the Company;
(2)a shareholder of the Company who owns more than five percent (5%) of any class of the Company’s voting securities;
(3)a member of the immediate family of any person described in (1) or (2) above; and
(4)an entity in which any person described in (1), (2), or (3) above has a greater than ten percent (10%) equity interest.
In determining whether to approve a related person transaction, the Audit Committee considers the following factors, to the extent relevant:
•Is the transaction in the normal course of the Company’s business?
•Are the terms of the transaction fair to the Company?
•Are the terms of the transaction commercially reasonable? Are the terms of the transaction substantially the same as the terms that the Company would be able to obtain in an arm’s-length transaction with an unrelated third party?
•Has the Company obtained an independent appraisal or completed a financial analysis of the transaction? If so, what are the results of such appraisal or analysis?
•Is the transaction in the best interests of the Company and the Company’s shareholders?
•Would the transaction impair a director’s independence in the event that the related person is an independent director?
Based on an analysis of these factors (and other additional factors that the Audit Committee may deem relevant based on the circumstances), the Audit Committee takes formal action to either approve or reject the related person transaction.
Schottenstein Stores Corporation and Affiliates
General
As of March 26, 2021, Jay L. Schottenstein, the Executive Chairman of Designer Brands Inc., beneficially owned approximately 12,434,859 Designer Brands Inc. Class A Common Shares and approximately 7,720,154 Designer Brands Inc. Class B Common Shares. Mr. Schottenstein serves as chairman of Schottenstein Stores Corporation (“SSC”) and other affiliated entities of SSC. For fiscal 2020, we paid approximately $14.3 million in total fees, rents, and expenses to SSC and its affiliates.
In the ordinary course of business, we have entered into a number of agreements with SSC and its affiliates relating to our business and our relationship with these companies, the material terms of which are described below. We believe that each of the agreements entered into with these entities is on terms at least as favorable to us as could be obtained in an arm’s-length transaction with an unaffiliated third party. In the event that we desire to enter into any agreements with SSC or any of our directors, officers, or other affiliates in the future, in accordance with Ohio law, any contract, action, or other transaction between or affecting us and one of our directors or officers or between or affecting us and any entity in which one or more of our directors or officers is a director, trustee, or officer or has a financial or personal interest, will either (i) be approved by the shareholders, a majority of the disinterested members of our Board of Directors, or a committee of our Board of Directors that authorizes such contracts, action or other transactions or (ii) be fair to us as of the time our directors, a committee of our directors, or our shareholders approve the contract, action or transaction. In addition, any transactions with directors, officers or other affiliates will be subject to requirements of the Sarbanes-Oxley Act and other SEC rules and regulations, as well as to our written related party transaction policy described above.

Management Agreement
On November 1, 2012, we entered into a management agreement (the “Management Agreement”) with Schottenstein Property Group, LLC (“SPG”), an affiliate of SSC, pursuant to which SPG provides management, operation, repair, maintenance, replacement, and supervision services with respect to Designer Brands Inc.’s corporate headquarters and Columbus distribution center. SPG previously managed the properties prior to Designer Brands Inc.’s purchase on November 1, 2012. As compensation, the Company pays SPG 4% of rents collected from lessees of certain portions of the properties, plus reimbursement for certain costs pursuant to the Management Agreement. Under this agreement, we incurred approximately $0.2 million of expense for fiscal 2020. Mr. Joseph Schottenstein, a member of the Board, is an executive officer of SPG.
Leases and Subleases
Fulfillment Center. In fiscal 2007, we entered into a lease for a fulfillment center for dsw.com adjacent to our existing home office in Columbus, Ohio, and this agreement was amended in fiscal 2016. The landlord is an affiliate of SSC. Under the amended lease, the term expires in September 2022 and has two renewal options with terms of five years each. Under this agreement, we incurred approximately $3.5 million of expense for fiscal 2020 (includes rent, real estate taxes, insurance, and common area maintenance (CAM).
Utilities. In connection with our lease for the fulfillment center (described above), we incurred approximately $0.9 million of expense related to the payment of utilities to the landlord in fiscal 2020. The landlord of this facility is an affiliate of SSC.
DSW stores. As of January 30, 2021, we leased or subleased 16 DSW stores from affiliates of SSC. We incurred approximately $6.7 million of rent and approximately $1.4 million of other expense (real estate taxes, maintenance, and insurance) related to these leases for fiscal 2020. In addition to these charges, for each lease, we also pay percentage rent equal to approximately 2% annually of gross sales that exceed specified breakpoints that increase as the minimum rent increases. These leases have terms expiring between July 2021 and November 2029 and generally have two or three renewal options of five years each.
Agreement for Media Services
We receive media services for our stores from Retail Entertainment Design (“RED”), an affiliate of SSC. The agreement provides for media services such as digital music, video services, and other related services. For fiscal 2020, we paid approximately $0.3 million to RED.
Consulting/Professional Services Agreement
We receive consulting/professional services from Charles Spicer, Inc., an affiliate of SSC. The consulting/professional services include, among other things, strategic planning, financial matters, risk analysis and management, mergers, acquisitions, business development, and general corporate, operational, and organizational matters. For fiscal 2020, we paid approximately $0.3 million to Charles Spicer, Inc.
Corporate Services Agreement with SSC
We receive services from SSC pursuant to a Corporate Services Agreement between us and SSC. The agreement sets forth the costs of shared services, including specified legal, travel expense, and administrative services. For fiscal 2020, our allocated portion of the amount we paid to SSC was approximately $0.7 million.
Registration Rights Agreements
We entered into a registration rights agreement with SSC and its affiliated companies, under which we agreed to register in specified circumstances the Class A Common Shares that they hold. Under this agreement, SSC (together with transferees of at least 15% of its interest in registrable Designer Brands Inc. Common Shares) may request up to three demand registrations. The agreement will also grant SSC the right to include these Class A Common Shares in an unlimited number of other registrations of any of our securities initiated by us or on behalf of our other shareholders (other than a demand registration made under the agreement).
Provisions of Our Articles Governing Corporate Opportunities and Related Party Transactions
SSC is engaged in the same or similar activities or lines of business as we are and has interests in the same areas of corporate opportunities. Summarized below are provisions in our Amended Articles of Incorporation that govern conflicts, corporate opportunities, and related party transactions.

Conflicts / Competition. SSC and its affiliates have the right to engage in the same businesses as we do, to do business with our suppliers and customers, and to employ any of our officers or employees.
Corporate Opportunities. In the event that SSC or any director or officer of SSC who is also one of our directors or officers learns about a potential transaction or business opportunity which we are financially able to undertake, which is in our line of business, which is of practical advantage to us and in which we have an interest or a reasonable expectancy, but which may also be appropriate for SSC, our Articles provide:
•If SSC learns about a corporate opportunity, it does not have to tell us about it and it is not a breach of any fiduciary duty for it to pursue such corporate opportunity for itself or to direct it elsewhere.
•If one of our directors or officers who is also a director or officer of SSC learns about a corporate opportunity, he or she shall not be liable to us or to our shareholders if SSC pursues the corporate opportunity for itself, directs it elsewhere, or does not communicate information about the opportunity to us, if such director or officer acts in a manner consistent with the following policy:
•If the corporate opportunity is offered to one of our officers who is also a director but not an officer of SSC, the corporate opportunity belongs to us unless it was expressly offered to the officer in writing solely in his or her capacity as a director of SSC, in which case it belongs to SSC.
•If the corporate opportunity is offered to one of our directors who is not an officer of Designer Brands Inc., and who is also a director or officer of SSC, the corporate opportunity belongs to us only if it was expressly offered to the director in writing solely in his or her capacity as our director.
•If the corporate opportunity is offered to one of our officers, whether or not such person is also a director, who is also an officer of SSC, it belongs to us only if it is expressly offered to the officer in writing solely in his or her capacity as our officer or director.
Related Party Transactions. We may, from time to time, enter into contracts or otherwise transact business with SSC, our directors, directors of SSC, or organizations in which any of such directors has a financial interest. Such contracts and transactions are permitted if:
•the relationship or interest is disclosed or is known to the Board or the committee approving the contract or transaction, and the Board or committee, in good faith reasonably justified by the facts, authorizes the contract or transaction by the affirmative vote of a majority of the directors who are not interested in the contract or transaction;
•the relationship or interest is disclosed or is known to the shareholders, and the shareholders approve the contract or transaction by the affirmative vote of the holders of a majority of the voting power of the Company held by persons not interested in the contract or transaction; or
•the contract or transaction is fair at the time it is authorized or approved by the Board, a committee of the Board, or the shareholders.
American Eagle Outfitters
Jay L. Schottenstein also serves on the Board of Directors and as Chairman and Chief Executive Officer of American Eagle Outfitters, Inc. (NYSE: AEO) (“AEO”). For fiscal 2020, we paid AEO approximately $0.1 million in exchange for inventory.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information with respect to the only persons known to us to own beneficially more than five percent of our outstanding Class A or Class B Common Shares as of March 26, 2021, unless as otherwise specified:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned			Percentage of Shares Beneficially Owned		Percentage of Combined Voting Power of All Classes of Common Shares
	Class A		Class B (1)	Class A	Class B
Jay L. Schottenstein
4300 East Fifth Avenue
Columbus, OH 43219	12,434,859	(2)	7,720,154 (2)	17.0%	99.8%	52.3%
Schottenstein RVI, LLC
4300 East Fifth Avenue
Columbus, OH 43219	7,928,117	(2)	7,298,593 (2)	11.0%	94.4%	46.6%
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	10,264,219	(3)	—	15.8%	—	8.1%
The Vanguard Group
100 Vanguard Boulevard
Malvern, PA 19355	6,406,938	(4)	—	9.9%	—	5.1%
Investment Counselors of Maryland, LLC
300 East Lombard Street, Suite 810
Baltimore, MD 21202	3,872,764	(5)	—	6.0%	—	3.1%
_________________________________________
(1)Each Class B Common Share of Designer Brands Inc. is exchangeable into one Class A Common Share.
(2)Mr. Schottenstein beneficially owns 12,434,859 Class A Common Shares of Designer Brands Inc. in the aggregate. This includes (i) 26,100 Class A Common Shares held by the Jerome Schottenstein Fund A Revocable Trust, of which Mr. Schottenstein acts as co-trustee and has shared power to vote and dispose of such shares; (ii) 628,153 shares held by the Jay Schottenstein Revocable Trust 2009, of which Mr. Schottenstein is trustee and has sole power to vote and dispose of such shares; (iii) 63,754 shares held by the Lori Schottenstein 1984 Subchapter S Trust, of which Mr. Schottenstein is co-trustee and has shared power to vote and dispose of such shares; (iv) 56,814 shares held by the Saul Schottenstein Subchapter Trust #4, of which Mr. Schottenstein is trustee and has sole power to vote and dispose of such shares; (v) 236,528 Class A Common Shares held by Schottenstein SEI, LLC (SSEI); (vi) 1,273,099 shares held by Schottenstein Realty, LLC, of which Mr. Schottenstein is a member by virtue of various family trusts, a director, Chairman and Chief Executive Officer and has shared power to vote and dispose of such shares; (vii) 540,297 Class A Common Shares that Mr. Schottenstein has a right to purchase within 60 days of March 26, 2021; (viii) 629,524 Class A Common Shares held by Schottenstein RVI, LLC (Schottenstein RVI) (Mr. Schottenstein is manager of Schottenstein RVI); and (ix) 1,260,436 Class A Common Shares held by Ann S. Deshe, Susan S. Diamond, their spouses, and certain of their lineal descendants and affiliates (the Deshe/Diamond Affiliates), of which Mr. Schottenstein has sole voting power with respect to such shares, pursuant to a share exchange agreement with the Deshe/Diamond Affiliates and other parties thereto (the Deshe/Diamond Share Exchange).
Also included in the aggregate number of Class A Common Shares that Mr. Schottenstein beneficially owns are the following Class B Common Shares that may be converted into Class A Common Shares on a one-for-one basis at any time: (i) 71,905 Class B Common Shares held by the Jay Schottenstein Revocable Trust 2009; (ii) 349,656 Class B Common Shares held by SSEI; and (iii) 7,298,593 Class B Common Shares held by Schottenstein RVI.
(3)Based solely upon information contained in the Schedule 13G filed with the SEC on January 25, 2021, as of December 31, 2020, BlackRock Inc. has sole voting power over 9,973,437 shares and sole dispositive power over 10,264,219 shares.
(4)Based solely upon information contained in Amendment No. 10 to Schedule 13G filed with the SEC on February 10, 2021, as of December 31, 2020, The Vanguard Group, an investment adviser registered under Section 203 of the Investment

Advisers Act of 1940, has sole voting power over 0 shares, shared voting power over 58,412 shares, sole dispositive power over 6,309,308 shares, and shared dispositive power over 97,630 shares.
(5)Based solely upon information contained in the Schedule 13G filed with the SEC on February 12, 2021, as of December 31, 2020, Investment Counselors of Maryland, LLC has sole voting power over 2,605,803 shares, shared voting power over 1,266,961 shares and sole dispositive power over 3,872,764 shares, and shared dispositive power over 0 shares.
The information with respect to beneficial ownership is based upon information furnished by the shareholder or information contained in filings made with the SEC.
Security Ownership of Management and Directors
The following table sets forth, as of March 26, 2021, information with respect to our Class A and Class B Common Shares owned beneficially by each director and named executive officer individually, and by all directors and executive officers as a group:

	Number of Shares Beneficially Owned(1)(2)		Percentage of Shares Beneficially Owned(3)		Percentage of Combined Voting Power of All Classes of Common Shares
Name	Class A	Class B	Class A	Class B
Peter S. Cobb	46,315	—	*	—	*
Elaine J. Eisenman	118,710	—	*	—	*
Deborah L. Ferrée	1,156,443	—	1.8%	—	*
William L. Jordan	450,182	—	*	—	*
Joanna T. Lau	98,766	—	*	—	*
Jared A. Poff	127,656	—	*	—	*
Roger L. Rawlins	752,683	—	1.2%	—	*
Jay L. Schottenstein(4)	12,434,859	7,720,154	17.0%	99.8%	52.3%
Joseph A. Schottenstein(5)	1,401,046	—	2.2%	—	*
Ekta Singh-Bushell	35,012	—	*	—	*
Harvey L. Sonnenberg	61,909	—	*	—	*
Allan J. Tanenbaum(6)	178,536	—	*	—	*
Mary Turner	6,609	—	*	—	*
Joanne Zaiac	40,198	—	*	—	*
All directors and executive officers as a group (16 persons)	15,670,604	7,720,154	20.8%	99.8%	53.9%

*     Represents less than 1% of outstanding Common Shares.
_________________________________________
(1) Each Class B Common Share of Designer Brands Inc. is exchangeable into one Class A Common Share.
(2) Except as otherwise noted, the persons named in this table have sole power to vote and dispose of the shares listed. The table includes the following number of Designer Brands Inc. Class A Common Shares as to which the named person has the right to acquire beneficial ownership upon the options exercisable and restricted stock units vesting within 60 days of March 26, 2021, and upon the payment of vested deferred share units on a one-for-one basis upon retirement from the Board within 60 days of March 26, 2021.

Beneficial Owner	Stock Options Exercisable within 60 days of March 26, 2021	Share Units Vesting within 60 days of March 26, 2021
Peter S. Cobb	—	46,315
Elaine J. Eisenman	—	103,141
Deborah L. Ferrée	934,190	—
William L. Jordan	303,079	—
Joanna T. Lau	—	48,813
Jared A. Poff	57,405	—
Roger L. Rawlins	455,898	—
Jay L. Schottenstein	540,297	—
Joseph A. Schottenstein	—	—
Ekta Singh-Bushell	—	35,012
Harvey L. Sonnenberg	—	59,135
Allan J. Tanenbaum	—	139,339
Mary Turner	—	3,643
Joanne Zaiac	—	5,440
All directors and executive officers as a group (16 persons)	2,302,309	440,838

(3) The percentage is based upon 64,772,603 Designer Brands Inc. Class A Common Shares and 7,732,786 Designer Brands Inc. Class B Common Shares outstanding on March 26, 2021, plus the number of shares a person has the right to acquire within 60 days of March 26, 2021.
(4) Please see footnote (2) to the table above under “Security Ownership of Certain Beneficial Owners” for additional information about Mr. Schottenstein’s beneficial ownership.
(5) Includes 1,273,099 shares held by Schottenstein Realty, LLC, of which Mr. Schottenstein is an Executive Vice President and has shared power to vote and dispose of such shares, and 31,050 shares held by various family trusts of which Mr. Schottenstein is co-trustee and has shared power to vote and dispose of such shares.
(6) Mr. Tanenbaum pledged 27,746 shares as security for a line of credit in fiscal 2016.
The foregoing information with respect to beneficial ownership is based upon information furnished by each director or executive officer, or information contained in filings made with the SEC.

Equity Compensation Plan Information
The following table sets forth additional information, as of January 30, 2021, about our Class A common shares that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, warrants and other rights.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)(2)(3)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders	10,632,284	$25.54	9,183,478
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	10,632,284	$25.54	9,183,478

N/A - Not applicable
_________________________________________
(1) DSW Inc. 2005 Equity Incentive Plan.
(2) Includes 3,208,252 shares issuable pursuant to the exercise of outstanding stock options, 6,445,027 shares issuable     pursuant to restricted stock units, 540,279 shares issuable pursuant to performance-based restricted stock units and 438,726 shares issuable pursuant to director stock units. Since the restricted stock units, performance-based restricted stock units and director stock units have no exercise price, they are not included in the weighted average exercise price calculation in column (b).
(3) Designer Brands Inc. 2014 Equity Incentive Plan, as amended and restated.

VIRTUAL MEETING INFORMATION
Attending the Virtual 2021 Annual Meeting
Due to concerns relating to the COVID-19 outbreak, and for the safety of our shareholders and employees, the 2021 Annual Meeting will be a virtual-only meeting conducted exclusively by live audio cast. There will not be a physical location for our 2021 Annual Meeting, and you will not be able to attend in person. We believe that the virtual platform provides greater shareholder participation, as shareholders can virtually attend the 2021 Annual Meeting regardless of their physical location.
To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/DBI2021 and enter the 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Accordingly, only authenticated shareholders who owned shares of our Common Stock as of the close of business on April 1, 2021 will be able to participate in the 2021 Annual Meeting. You may begin to log into the meeting platform beginning at 10:45 a.m. Eastern Time on Thursday, May 27, 2021. The meeting audio cast will begin promptly at 11:00 a.m. Eastern Time on May 27, 2021.
The virtual meeting platform is fully supported across browsers running the most updated version of applicable software and plug-ins. Please ensure that you have a strong Wi-Fi connection wherever you intend to participate in the meeting. Please also give yourself sufficient time to log-in, allow ample time for the check-in procedures, and ensure you can hear the streaming audio before the meeting starts. Help and technical support for accessing and participating in the virtual meeting will be available by following the instructions on the virtual meeting website (see “Other Important Information” for additional details).
Shareholders will be able to submit questions online during the 2021 Annual Meeting, and our CEO or General Counsel will answer shareholder questions during the live Q&A session. To ensure the meeting is conducted in a manner that is fair to all shareholders, the chair of the meeting may exercise broad discretion in recognizing shareholders who wish to participate, the order in which questions are asked, and the amount of time devoted to any one question. We will answer questions relevant to meeting matters that comply with the meeting rules of conduct during the 2021 Annual Meeting, subject to time constraints. However, we reserve the rights to exclude questions that are not pertinent to meeting matters or to edit profanity or other inappropriate language. Questions regarding personal matters or matters not relevant to meeting matters will not be answered. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions relevant to meeting matters that we do not have time to answer during the meeting will be posted to our website following the meeting. By virtually attending the 2021 Annual Meeting, shareholders agree to abide by the agenda and procedures for the 2021 Annual Meeting.
Voting at the Virtual 2021 Annual Meeting
You may vote online during the virtual 2021 Annual Meeting by following the instructions provided at www.virtualshareholdermeeting.com/DBI2021. Please have your Notice, proxy card, or voting instruction form available when you access the virtual meeting website.
We encourage shareholders to vote before the 2021 Annual Meeting. Most shareholders have a choice of voting before the 2021 Annual Meeting by proxy over the Internet, by telephone, or by using a traditional proxy card or voting instruction form. Refer to the Notice or your proxy card or voting instruction form to see which options are available to you and how to use them. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities and to confirm that their instructions have been properly recorded.
Other Important Information
Although the live audio cast is available only to Designer Brands Inc.’s shareholders as of the record date, a replay of the meeting will be made available on our website after the meeting and will remain available for approximately 30 days following the meeting. If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available starting at 10:45 a.m. Eastern Time and until the meeting has finished.

OTHER MATTERS

Shareholder Director Nominees
The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for the 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”), provided that the recommendation is submitted in writing, between February 26, 2022 and March 28, 2022, to Designer Brands Inc., 810 DSW Drive, Columbus, Ohio 43219, Attention: Corporate Secretary. If the date of the 2022 Annual Meeting of Shareholders is advanced or delayed by more than 30 days from the first anniversary of the date of the 2021 Annual Meeting, or in the case of a special meeting of shareholders, nominations for director must be received by our Corporate Secretary within seven days after we mail or otherwise provide public notice of the meeting.
Each such submission must include:
As to the nominee:
•name, age, business address, and residence address;
•principal occupation or employment;
•the class and number of Designer Brands Inc. shares beneficially owned; and
•any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
As to the shareholder giving the notice:
•name and record address;
•the class and number of Designer Brands Inc. shares beneficially owned;
•a representation that the shareholder is a holder of record of shares of Designer Brands Inc. entitled to vote at such meeting;
•a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and
•a description of all arrangements or understandings between the shareholder and such nominee, and any other persons, pursuant to which the nomination or nominations are to be made by the shareholder.

Such notice shall be accompanied by a consent signed by the nominee evidencing a willingness to serve as a director, if nominated and elected, and a commitment by the nominee to meet personally with the Nominating and Corporate Governance Committee members.
Shareholder Proposals Pursuant to Rule 14a-8
In order to be considered for inclusion in the Company’s proxy materials distributed to shareholders prior to the 2022 Annual Meeting, a shareholder proposal in compliance with Rule 14a-8 under the Exchange Act must be received by Designer Brands Inc. no later than December 10, 2021. Written requests for inclusion should be addressed to: Corporate Secretary, 810 DSW Drive, Columbus, Ohio 43219. It is suggested that you mail your proposal by certified mail, return receipt requested.
Shareholder Proposals Other Than Pursuant to Rule 14a-8
In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by our Corporate Secretary at the above address by February 23, 2022.
Shareholder Communications to the Board of Directors
Shareholders and interested parties may communicate with the Board or individual directors (including the non-management or independent directors as a group) directly by writing to the directors in care of our Corporate Secretary, 810 DSW Drive, Columbus, Ohio 43219, in an envelope clearly marked “shareholder communication.” Such communications will be provided promptly and, if requested, confidentially to the respective directors.
General Information
A copy of the Form 10-K for the fiscal year ended January 30, 2021, as filed with the SEC, will be sent to any shareholder without charge upon written request, addressed to the Investor Relations Department, 810 DSW Drive, Columbus, Ohio 43219.

Management is not aware of any other business being properly brought before the 2021 Annual Meeting. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the form of proxy to vote such proxy in accordance with their best judgment on such matters.
It is important that proxies be returned promptly. Therefore, whether or not you expect to virtually attend the 2021 Annual Meeting, you are urged to complete and submit your proxy.
Householding
Shareholders who share the same last name and address will receive one package containing a separate Notice for each individual shareholder at that address. Shareholders who have elected to receive paper copies and who share the same last name and address will receive only one set of our Annual Report on Form 10-K and proxy statement, unless such shareholders have notified us that they wish to continue receiving multiple copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.
If you hold our stock certificates or have book-entry shares at Computershare, you can opt out of the householding practice and receive prompt delivery of a separate copy of the materials by calling 1-866-540-7095 (toll-free) from the U.S. and Canada, or 1-312-360-5129 from other countries, or by writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. If you would like to opt out of this practice and you are a beneficial holder, please contact your bank or broker.
If you are receiving multiple copies of proxy materials at your household and would prefer to receive a single copy of these materials, please contact Computershare at the above numbers or address. If you are a beneficial holder, please contact your bank or broker.
Forward-Looking Statements
Certain statements in this proxy statement may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its latest Annual Report on Form 10-K and other filings with the SEC, including, without limitation, the section entitled “Risk Factors” contained therein. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “plans,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and 2020 Annual Report on Form 10-K are available at www.proxyvote.com

D41472-P49966

**DESIGNER BRANDS INC.**
**810 DSW Drive, Columbus, Ohio 43219**
**ANNUAL MEETING OF SHAREHOLDERS - May 27, 2021**
**THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned shareholder of Designer Brands Inc. (the "Company") hereby appoints Michelle C. Krall and Jared A. Poff, or either of them individually, as attorneys and proxies with full power of substitution to vote all common shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "2021 Annual Meeting") of the Company to be held via live audio cast at www.virtualshareholdermeeting.com/DBI2021 on Thursday, May 27, 2021 at 11:00 a.m., Eastern Time, and at any postponements, continuations, or adjournments thereof, with all of the powers such undersigned shareholder would have if personally virtually present at the 2021 Annual Meeting, for the purposes listed on the reverse side.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE WITH RESPECT TO A MATTER, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS (PROPOSAL 1), FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 29, 2022 (PROPOSAL 2), FOR THE ADVISORY, NON-BINDING VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS IN FISCAL 2020 (PROPOSAL 3), AND IN THE DISCRETION OF THE PROXY HOLDER(S) ON ALL OTHER MATTERS.**

**Continued and to be signed on reverse side**

DESIGNER BRANDS

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 26, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/DBI2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 26, 2021. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D41471-P49966 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**DESIGNER BRANDS INC.**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| **1. The Board of Directors recommends you vote FOR each of the following director nominees:** | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Peter S. Cobb
02) Jay L. Schottenstein
03) Roger L. Rawlins
04) Joanne Zaiac

| **2. The Board of Directors recommends you vote FOR the following proposal:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| Ratification of the appointment of Deloitte & Touche LLP as our independent registered accounting firm for the fiscal year ending January 29, 2022. | ☐ | ☐ | ☐ |

| **3. The Board of Directors recommends you vote FOR the following proposal:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| Advisory, non-binding vote on the compensation paid to our named executive officers in fiscal 2020. | ☐ | ☐ | ☐ |

**NOTE:** The proxy holders are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |